Exhibit 10.38

STOCKHOLDERS AGREEMENT

by and among

EP ENERGY CORPORATION,

and

the STOCKHOLDERS that are parties hereto

DATED AS OF AUGUST 30, 2013

i

TABLE OF CONTENTS
(Continued)

ii

STOCKHOLDERS AGREEMENT

This Stockholders Agreement, dated as of August 30, 2013 (the “Effective Date”), is entered into by and among EP Energy Corporation, a Delaware corporation (the “Company”), and those stockholders of the Company listed on the signature pages hereto (as amended, supplemented or modified from time to time, this “Agreement”).  Unless otherwise specified, capitalized terms used herein shall have the respective meanings set forth in Article I.  The Company, the Legacy Stockholders and any Stockholder joined as a party to this Agreement pursuant to the provisions hereof are sometimes collectively referred to herein as the “Parties” and each is sometimes referred to herein as a “Party.”

RECITALS

WHEREAS, the Company was incorporated pursuant to the DGCL by the filing of the Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware on August 8, 2013 (the “Original Certificate of Incorporation”);

WHEREAS, the Company amended and restated the Original Certificate of Incorporation by filing the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware on the Effective Date (as the same may be amended, restated or otherwise modified from time to time, the “Certificate of Incorporation”);

WHEREAS, each Legacy Stockholder or its predecessor in interest (as applicable) was a party to that certain Second Amended and Restated Limited Liability Company Agreement of EPE Acquisition, LLC, a Delaware limited liability company (the “LLC”), dated as of May 24, 2012 (the “LLC Agreement”), and each Legacy Class A Stockholder or its predecessor in interest (as applicable) held membership interests in the form of Class A Units in the LLC and the Legacy Class B Stockholder held membership interests in the form of Class B Units in the LLC;

WHEREAS, in connection with a restructuring of the LLC and its Subsidiaries as contemplated in the LLC Agreement, certain of the Legacy Class A Stockholders contributed their Class A Units in the LLC to the Company in exchange for the issuance by the Company to such Legacy Class A Stockholders of Class A Shares and the Legacy Class B Stockholder contributed its Class B Units in the LLC to the Company in exchange for the issuance by the Company to the Legacy Class B Stockholder of Class B Shares;

WHEREAS, certain other Legacy Class A Stockholders, which previously held Class A Units in the LLC indirectly through their predecessors in interest, contributed their entire ownership interests in such predecessors in interest to the Company in exchange for the issuance by the Company to such Legacy Class A Stockholders of Class A Shares and the Company now holds indirectly through its ownership of such predecessors in interest, such Class A Units in the LLC; and

WHEREAS, certain of the Legacy Stockholders’ registration rights following an IPO shall be governed by a Registration Rights Agreement, dated as of the date hereof, by and among the Company and the parties thereto (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Registration Rights Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS AND USAGE

SECTION 1.01.                                   Definitions.  (a) The following terms shall have the following meanings for the purposes of this Agreement:

“Access Stockholder” means Texas Oil & Gas Holdings LLC, a Delaware limited liability company, and/or its Permitted Transferees (as the case may be).

“Addendum Agreement” means an Addendum Agreement in the form attached hereto as Exhibit C.

“Affiliate” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“Apollo Stockholder” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“Applicable Governance Rules” means, with respect to any period of time following the Registration Statement Effective Date, applicable federal and state securities Laws and the rules of the NYSE relating to the Board and the corporate governance of the Company, including, without limitation, Rule 10A-3 of the Exchange Act and Rule 303A of the NYSE Listed Company Manual.

“Available Cash” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“Available Cash Dividends” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“Award Agreement” means, with respect to EEH Units issued by EEH, the Management Incentive Unit Agreement setting forth the vesting, forfeiture, repurchase and other terms applicable to such EEH Units.

“Board” means the Board of Directors of the Company.

“Business Day” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“Bylaws” means the Bylaws of the Company adopted as of the Effective Date, as the same may be amended, restated or supplemented from time to time.

“Capital Proceeds” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“Capital Transaction” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“Change of Control” means:  (i) an acquisition by any Person or group of Persons of Equity Securities of the Company, whether already outstanding or newly issued, in a transaction or series of transactions, if immediately thereafter such Person or group of Persons (other than the Apollo Stockholder, the Principal Stockholders or their respective Affiliates or a wholly-owned Subsidiary of the Company) has, or would have, directly or indirectly, beneficial ownership of fifty percent (50%) or more of the combined Equity Securities or voting power of the Company, excluding, for the avoidance of doubt, Class B Shares; (ii) the sale of all or substantially all (i.e., eighty percent (80%) or more) of the assets of the Company and its Subsidiaries, taken as a whole, directly or indirectly, to any Person or group of Persons (other than the Apollo Stockholder, the Principal Stockholders or their respective Affiliates or a wholly-owned Subsidiary of the Company) in a transaction or series of transactions; or (iii) the consummation of a tender offer, merger, recapitalization, consolidation, business combination, reorganization or other transaction, or series of related transactions, involving the Company and any other Person or group of Persons; unless, in the case of clause (iii) of this definition, both (1) then-existing Legacy Stockholders, immediately prior to such transaction or the first transaction in such series of transactions, will beneficially own more than fifty percent (50%) of the combined Equity Securities or voting power of the Company (or, if the Company will not be the surviving entity in such transaction or series of transactions, such surviving entity) immediately after such transaction or series of transactions and (2) individuals who are Directors, immediately prior to such transaction or the first transaction in such series of transactions, will be entitled to cast at least a majority of the votes of the Board (or the board of managers or equivalent body of such surviving entity, as the case may be) after the closing of such transaction or series of transactions.  As used in this definition of Change of Control, the term “group” shall have the same meaning of such term is used in Rule 13d-5 of the United States Securities Exchange Act of 1934, as amended.  For the avoidance of doubt, this definition of Change of Control shall not include an IPO.

“Class A Shares” means shares of Class A common stock of the Company, par value $0.01 per share.

“Class A Stockholder” means a holder of Class A Shares.

“Class B Consideration” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“Class B Exchange” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“Class B Exchange Amount” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“Class B Shares” means shares of Class B common stock of the Company, par value $0.01 per share.

“Class B Stockholder” means a holder of Class B Shares.

“Co-Investment Stockholder” means each of or, collectively (i) EPE 892 Co-Investors I, L.P., a Delaware limited partnership, (ii) EPE 892 Co-Investors II, L.P., a Delaware limited partnership, (iii) EPE 892 Co-Investors III, L.P., a Delaware limited partnership, (iv) EPE Domestic Co-Investors, L.P., a Delaware limited partnership, and (v) EPE Overseas Co-Investors (FC), L.P., a Caymans Islands exempted limited partnership.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Governing Documents” means, collectively, the Certificate of Incorporation and the Bylaws.

“control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Debt Securities” means Securities evidencing Indebtedness of the Company and its Subsidiaries of the type set forth in clause (ii) of the definition of “Indebtedness.”

“DGCL” means the Delaware General Corporation Law, as amended.

“Drag-Along Portion” means, with respect to each Legacy Class A Stockholder in connection with a Drag-Along Sale, a number of Class A Shares equal to (i) if the Prospective Drag-Along Seller(s) is not the Company, (A) the number of Class A Shares held by such Legacy Class A Stockholder, multiplied by (B) a fraction, expressed as a percentage, the numerator of which is the number of Class A Shares to be acquired from the Prospective Drag-Along Seller in the Drag-Along Notice and the denominator of which is the number of Class A Shares held by such Prospective Drag-Along Seller(s), or (ii) if the Prospective Drag-Along Seller(s) is the Company, (A) the number of Class A Shares held by such Legacy Class A Stockholder, multiplied by (B) a fraction, expressed as a percentage, the numerator of which is the number of Class A Shares to be acquired by the Drag-Along Purchaser in the Drag-Along Notice and the denominator of which is the number of issued and outstanding Class A Shares.

“EEH” means EPE Employee Holdings, LLC, a Delaware limited liability company.

“EEH II” means EPE Employee Holdings II, LLC, a Delaware limited liability company.

“EEH Agreement” means the Third Amended and Restated Limited Liability Company Agreement of EEH, dated as of the date hereof, as the same may be amended, supplemented or otherwise modified from time to time.

“EEH Corresponding Shares” means, with respect to each EEH Member, a number of Class B Shares held by EEH that corresponds to the number of EEH Units of each series of EEH Units held by such EEH Member.

“EEH Member” means a member of EEH.

“EEH Units” means the “Class B Units,” as defined in the EEH Agreement.

“EMI” means EPE Management Investors, LLC, a Delaware limited liability company.

“EMI Agreement” means the Third Amended and Restated Limited Liability Company Agreement of EMI, dated as of the date hereof, as the same may be amended, supplemented or otherwise modified from time to time.

“EMI Member” means a member of EMI.

“EMI Corresponding Class A Shares” means, with respect to any EMI Member, a number of Class A Shares held by EMI that corresponds to the number of EMI Units held by such EMI Member.

“EMI Proportionate Share” means, with respect to any EMI Member, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the number of EMI Units held by such EMI Member as of such date and the denominator of which is the aggregate number of EMI Units held by all of the EMI Members as of such date.

“EMI Units” means the “Class A Units,” as defined in the EMI Agreement.

“Enforceability Exceptions” means (i) any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) any legal principles of general applicability governing the availability of equitable remedies, including principles of commercial reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law or under applicable legal codes).

“EPE Overseas Co-Investors” means each of, or collectively, (i) EPE Overseas Co-Investors, L.P., a Cayman Islands exempted limited partnership, (ii) EPE Overseas Co-Investors II, L.P., a Cayman Islands exempted limited partnership and (iii) EPE Overseas Co-Investors III, L.P., a Cayman Islands exempted limited partnership.  For the avoidance of doubt, each of EPE Overseas Co-Investors, L.P., EPE Overseas Co-Investors II, L.P. and EPE Overseas Co-Investors III, L.P. is a limited partner of EPE Overseas Co-Investors (FC), L.P., which is a Co-Investment Stockholder.

“Equity Security” has the meaning ascribed to such term in Rule 405 under the Securities Act, and in any event, includes any security having the attendant right to vote for directors or similar representatives and any general or limited partner interest in any Person.

“Exchange Act” means the United States Securities Exchange Act of 1934 (as amended) and the rules and regulations thereunder.

“Fair Market Value” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“Fiscal Year” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“GAAP” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“Governmental Authority” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. and other federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity, any court or other tribunal).

“Hedging Obligation” means, with respect to any Person, any liability of such Person under any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Indebtedness” of a Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding contingent obligations under surety bonds), (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid in the ordinary course of business, (iv) the capitalized amount of all capital leases of such Person, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, bankers acceptance, surety bond or similar instrument, (vi) all Equity Securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (vii) all obligations of a type described in clauses (i) through (vi) and clauses (viii) and (ix) of this definition secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (viii) all Hedging Obligations of such Person, and (ix) all Indebtedness of others guaranteed by such Person.  Any obligation constituting Indebtedness solely by virtue of the preceding clause (vii) shall be valued at the lower of the Fair Market Value of the corresponding asset and the aggregate unpaid amount of such obligation.

“Independent Director” means a Director who, as of the date of such Director’s election or appointment to the Board and as of any other date on which the determination is being made, a Director who would qualify as an “independent director” of the Company, each Legacy Stockholder and their respective Affiliates under Rule 303A(2) of the NYSE Listed Company Manual (assuming for this purpose that it applies to each such Person).

“IPO” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“KNOC Stockholder” means Korea National Oil Corporation, a corporation duly organized and existing under the laws of Korea, and/or its Permitted Transferees (as the case may be).

“Legacy Class A Pro Rata Portion” means, as of any date of determination, with respect to any Legacy Class A Stockholder, a fraction, expressed as a percentage, the numerator of which is the number of Class A Shares held by such Legacy Class A Stockholder as of such date and the denominator of which is the aggregate number of Class A Shares held by all of the Legacy Class A Stockholders as of such date.

“Legacy Class A Stockholder” means a holder of Class A Shares as of the date hereof that is a party to this Agreement and any Permitted Transferee thereof joined to this Agreement as a party.

“Legacy Class B Stockholder” means a holder of Class B Shares as of the date hereof that is a party to this Agreement, any Permitted Transferee thereof joined to this Agreement as a party and EEH II following the issuance of Class B Shares to EEH II pursuant to Section 4.02(b) and its joinder to this Agreement as a Party.

“Legacy Stockholder” means any Legacy Class A Stockholder or Legacy Class B Stockholder.

“Letter Agreements” means, collectively, the letter agreements entered into prior to the date hereof by and among certain Affiliates of the Apollo Stockholder and certain Upper-Tier Co-Investors (in each case, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof).

“Leverage Ratio”  means with respect to the Company and its Subsidiaries or their predecessors in interest (as applicable) on a consolidated basis, as of any date of determination, the quotient of (i) the aggregate notional principal amount of all outstanding Indebtedness, divided by (ii) for the last four (4) fiscal quarters for which financial statements are available, net income plus, without duplication, (A) interest expense, (B) income taxes (whether paid or deferred) and (C) depreciation and amortization.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

“Losses” means, with respect to any indemnity specified herein, the amount of any liability, loss, cost, expense, claim, award, judgment, settlement, obligation, damage, injury, tax, fine, Lien, penalty or deficiency incurred or suffered by any Person entitled to indemnification hereunder arising out of or resulting from the indemnified matter, whether attributable to personal injury or death, property damage, contract claims, torts or otherwise, including interest thereon and reasonable fees, expenses and disbursements of attorneys, consultants, accountants or other Representatives and experts incident to matters indemnified against, and the costs of investigation and/or monitoring of such matters, and the costs of enforcement of the indemnity.

“Major Stockholder” means, as of any date of determination, any Legacy Class A Stockholder (other than the Apollo Stockholder, the Principal Stockholders and EMI) that holds at least 200,000 Class A Shares, but less than 500,000 Class A Shares; provided, however, that if any such Legacy Class A Stockholder ceases to hold at least 200,000 Class A Shares, such Legacy Class A Stockholder shall cease to be a Major Stockholder.  Notwithstanding the foregoing, a Co-Investment Stockholder shall only be deemed a Major Stockholder with respect to each of its Upper-Tier Co-Investors who would otherwise be a Major Stockholder if such Upper-Tier Co-Investor held a portion of such Co-Investment Stockholder’s Class A Shares directly (based on such Upper-Tier Co-Investor’s relative direct or indirect percentage interest in the equity of such Co-Investment Stockholder), rather than indirectly through such Co-Investment Stockholder (each, a “Major Upper-Tier Co-Investor”); provided, however, that if a Major Upper-Tier Co-Investor ceases to hold equity interests (whether directly or indirectly) in such Co-Investment Stockholder representing a direct or indirect capital investment in the Company of at least $200,000,000, such Co-Investment Stockholder shall cease to be deemed a Major Stockholder with respect to any such Major Upper-Tier Co-Investor; provided, further, that solely for the purposes of Section 3.04, each Upper-Tier Co-Investor of such Co-Investment Stockholder that holds Equity Securities (whether directly or indirectly) in such Co-Investment Stockholder representing an indirect capital investment in the Company of at least $49,300,000, shall be deemed a Major Upper-Tier Co-Investor.  Following the Registration Statement Effective Date, the thresholds set forth in this definition shall be read to give effect to any Class A Share split or recapitalization consummated in connection with such IPO in an equitable manner so as to preserve the original intent of the Parties hereunder with respect to this definition and to give effect to the relative proportionate ownership of Class A Shares among the Legacy Class A Stockholders.

“Major Upper-Tier Co-Investor” has the meaning ascribed to such term in the definition of “Major Stockholder.”

“Majority-in-Interest” means, as of any date of determination, the Legacy Class A Stockholders holding a majority of the outstanding Class A Shares held by the Legacy Class A Stockholders as of such date.

“Management Agreements” means, collectively, the MIP Agreement, the Award Agreements, the Subscription Agreement, employment agreements and other similar documentation entered into by and among the Company, EMI, EEH with or relating to certain employees and members of management of the Company and its Subsidiaries.

“Management Fee Agreement” means the Management Fee Agreement, dated as of May 24, 2012, by and among the LLC, one or more of the Company’s Subsidiaries and certain Stockholders, Affiliates of certain Stockholders and certain Upper-Tier Co-Investors set forth on the signature pages thereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Marketable Securities” means Securities that are (i) traded on an established U.S. national or non-U.S. securities exchange, (ii) reported through NASDAQ or a comparable established non-U.S. over-the-counter trading system, or (iii) otherwise traded over-the-counter or purchased and sold in transactions effected pursuant to Rule 144A under the Securities Act and that are the subject of registration rights exercisable after customary lock-up periods or are otherwise freely tradable.

“Maximum ROFR Portion” means, with respect to any Eligible Class A Stockholder exercising its right of first refusal pursuant to Section 6.05, a number of Specified Class A Shares equal to (i) the number of Specified Class A Shares proposed to be Transferred in the ROFR Notice, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is the number of Class A Shares held by such Eligible Class A Stockholder and the denominator of which is the number of Class A Shares held by all Eligible Class A Stockholders.

“Maximum Tag-Along Portion” means, with respect to any Tag-Along Stockholder exercising its Tag-Along Rights, a number of Class A Shares equal to (i) the number of Class A Shares held by such Tag-Along Stockholder, multiplied by (ii) a fraction expressed as a percentage, the numerator of which is the number of Class A

Shares proposed to be sold by the Tag-Along Seller in such Tag-Along Sale and the denominator of which is the aggregate number of Class A Shares held by such Tag-Along Seller.

“MIP Agreement” means the Management Incentive Plan Agreement entered into by EEH and the Company, dated as of the date hereof, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, evidencing the issuance of the Class B Shares to EEH.

“MOIC” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“NYSE” means the New York Stock Exchange.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, estate, joint venture, Governmental Authority or other entity.

“Preemptive Stockholder” means each Legacy Class A Stockholder and any Permitted Transferee thereof.

“Principal Stockholders” means, collectively, the Riverstone Stockholder, the KNOC Stockholder and the Access Stockholder.

“Pro Rata” or “Pro Rata Portion” means, as of any date of determination, (i) with respect to any Legacy Class A Stockholder, a fraction, expressed as a percentage, the numerator of which is the number of Class A Shares held by such Legacy Class A Stockholder as of such date and the denominator of which is the number of Class A Shares outstanding as of such date, (ii) with respect to each EEH Member, a fraction, expressed as a percentage, the numerator of which is the number of EEH Units held by such EEH Member as of such date and the denominator of which is the number of EEH Units outstanding as of such date, and (iii) with respect to any Stockholder of any other group or class of Stockholders, a fraction, expressed as a percentage, the numerator of which is the number of Shares or other Equity Securities of the Company (as the case may be) held by such Stockholder as of such date and the denominator of which is the aggregate number of Shares or other Equity Securities of the Company (as the case may be) held by all of the Stockholders of such group or class as of such date.

“Qualified Offering” means an IPO or Subsequent Public Offering (i) for which cash proceeds to be received by the Company and the holders of Equity Securities participating in such offering (or series of offerings and without deducting underwriting discounts, expenses and commissions) are at least $250,000,000, (ii) where the Equity Securities being registered in such IPO or Subsequent Public Offering are listed on a national securities exchange, and (iii) where the MOIC after giving effect to such IPO or Subsequent Public Offering (or series of offerings) would be at least two (2).

“Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

“Registration Statement Effective Date” means the first day of the effectiveness of a Company registration statement under the Securities Act in connection with an IPO (other than a registration statement on Forms S-4 or S-8).

“Representatives” means with respect to any specified Person, such Person’s current, former or future (as applicable) officers, directors, managers, shareholders, partners, members, equity holders, parents, agents, employees, representatives (including attorneys, accountants, consultants, bankers and financial advisors of such Person or its Affiliates) and Affiliates (including, with respect to any Legacy Class A Stockholder, any Director(s) and Board Observer(s) designated by such Legacy Class A Stockholder).

“Restructuring Agreement” means the Restructuring Agreement, dated as of August 30, 2013, by and among the LLC, EPE Overseas Co-Investors (DC), LLC, a Delaware limited liability company, EPE 892 and TE Co-Investors (DC), LLC, a Delaware limited liability company, Apollo (EPE Intermediate DC I), LLC, a Delaware limited liability company, Apollo (EPE Intermediate DC II), LLC, a Delaware limited liability company, and the other parties listed on the signature pages thereto.

“Riverstone Stockholder” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“Sale” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“Secondary Offering” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the United States Securities Act of 1933 (as amended) and the rules and regulations thereunder.

“Shares” means, collectively, Class A Shares and Class B Shares.

“Specified Stockholders” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“Stockholder” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“Subscription Agreement” means the Subscription Agreement entered into by EMI and the Company, dated as of the date hereof, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, pursuant to which the Company was granted certain rights to repurchase Class A Shares to EMI.

“Subsequent Public Offering” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“Subsequent Sale” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“Subsidiary” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“Threshold Capital Transaction” shall have the meaning set forth in the Certificate of Incorporation, as in effect on the Effective Date.

“Transaction Fee Agreement” means the Transaction Fee Agreement, dated as of May 24, 2012, by and among the LLC, one or more of the Company’s Subsidiaries and certain Stockholders, and Affiliates of certain Stockholders, set forth on the signature pages thereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Transfer” means any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation or other disposition or encumbrance, direct or indirect, in whole or in part, by operation of law or otherwise, and shall include all matters deemed to constitute a Transfer under Article VI.  The terms “Transferred,” “Transferring,” “Transferor” and “Transferee” have meanings correlative to the foregoing.

“Treasury Regulations” mean the regulations promulgated under the Code.

“Unvested Class B Share” means any Class B Share that has not vested pursuant to the terms and conditions of the MIP Agreement.

“Upper-Tier Agreements” means, collectively, the limited partnership agreements, limited liability company agreements and other organizational, constituent or structural documents entered into by (or prepared for the benefit of) the Upper-Tier Investors in respect of their direct and indirect ownership interests (by way of equity, debt or otherwise) in one or more of the Legacy Stockholders (including, for the avoidance of doubt, each Co-Investment Stockholder, EPE Overseas Co-Investors, EMI and EEH).

“Upper-Tier Co-Investor” means any Person who is the direct or indirect ultimate holder of Equity Securities in a Co-Investment Stockholder or an EPE Overseas Co-Investor (including any Permitted Transferee (as defined in the applicable Upper-Tier Agreement) of such Person), in such Person’s capacity as a limited partner or other equity holder of a limited partnership or other investment vehicle, or series of limited partnerships or other investment vehicles, that, in turn, directly or indirectly holds an equity interest in such Co-Investment Stockholder or such EPE Overseas Co-Investor.  For the avoidance of doubt: (i) each direct limited partner, member or other investor of any Co-Investment Stockholder or any EPE Overseas Co-Investor shall constitute an Upper-Tier Co-Investor, and (ii) the term “Upper-Tier Co-Investor” does not include the Upper-Tier Management Investors.

“Upper-Tier Investors” means, collectively, the Upper-Tier Co-Investors and the Upper-Tier Management Investors.

“Upper-Tier Management Investor” means any EEH Member or EMI Member that is a holder of vested EEH Units, unvested EEH Units or EMI Units, as applicable.

“Vested Class B Share” means any Class B Share that has vested pursuant to the terms and conditions of the MIP Agreement.

(b)                                 As used in this Agreement, each of the following capitalized terms shall have the meaning ascribed to them in the Section set forth opposite such term:

Term	Section
Access Director	Section 5.01(a)
Accounting Firm	Section 3.02(b)
Additional Purchase Right	Section 4.04(b)
Additional Securities	Section 4.04(a)
additional vehicle	Section 2.01(a)
Agreement	Preamble
Annual Budget	Section 3.03
Apollo Director	Section 5.01(a)
Applicable Obligations	Section 2.01(a)(ii)
Applicable Rights	Section 2.01(a)(i)
Applicable Understandings	Section 2.01(a)(iii)
Board Designation Rights	Section 5.01(e)
Board Observer	Section 5.04(b)
CEO	Section 5.01(a)
Certificate of Incorporation	Recitals
Class I Director	Section 5.01(b)(i)
Class II Director	Section 5.01(b)(ii)
Class III Director	Section 5.01(b)(iii)
Committee	Section 5.05(a)
Company	Preamble
Company Option Period	Section 6.05(b)
Confidential Information	Section 8.14(b)
Director	Section 5.01(a)

Term	Section
Disinterested Director Approval	Section 5.03(b)
Drag-Along Notice	Section 6.04(a)
Drag-Along Purchaser	Section 6.04(a)
Drag-Along Sale	Section 6.04(a)
Drag-Along Shares	Section 6.04(a)
Drag-Along Terms	Section 6.04(a)
EEH Corresponding Excess Amount	Section 6.07(d)(i)
Effective Date	Preamble
Eligible Class A Stockholder	Section 6.05(a)
Eligible Class A Stockholder Option Period	Section 6.05(b)
Eligible Class A Stockholders	Section 6.05(a)
Excess Specified Class A Shares	Section 6.05(b)
Exercise Notice	Section 6.05(b)
Family Member	Section 6.02
KNOC Director	Section 5.01(a)
KNOC Stockholder Indemnified Parties	Section 7.04
KORBA	Section 7.04
KORBA Assets	Section 7.04
Korea	Section 7.04
Legacy Stockholder Parties	Section 8.14(a)
LLC	Recitals
LLC Agreement	Recitals
LLC Taxable Periods	Section 8.20(a)(i)
Major Upper-Tier Co-Investor	Section 1.01
Management Loan	Section 4.02(c)(ii)
Member Acceptance	Section 6.07(d)(i)
Negative Control Condition	Section 5.03(a)
Offering Class A Stockholder	Section 6.05(a)
Original Certificate of Incorporation	Recitals
Parties	Preamble
Party	Preamble
Permitted Transfer	Section 6.02
Permitted Transferee	Section 6.02
Preemptive Notice	Section 4.04(b)
Preemptive Right	Section 4.04(a)
Proposed Offeree(s)	Section 4.04(a)
Proposed ROFR Purchaser	Section 6.05(a)
Proposed Tag-Along Purchaser	Section 6.03(a)
Prospective Drag-Along Seller	Section 6.04(a)
Redemption Notice	Section 6.07(d)(i)
Redemption Window	Section 6.07(d)(i)
Registration Rights Agreement	Recitals
Related Party Transaction	Section 5.03(b)
Replacement Director	Section 5.02(b)
Riverstone Director	Section 5.01(a)

Term	Section
ROFR Notice	Section 6.05(a)
ROFR Purchase Price	Section 6.05(a)
ROFR Purchase Terms	Section 6.05(a)
Section 2.01 Principle	Section 2.01(a)
Special Board Approval	Section 5.03(a)
Specified Class A Shares	Section 6.05(a)
Tag-Along Exercise	Section 6.03(c)
Tag-Along Notice	Section 6.03(b)
Tag-Along Rights	Section 6.03(a)
Tag-Along Sale	Section 6.03(a)
Tag-Along Seller	Section 6.03(a)
Tag-Along Stock	Section 6.03(d)
Tag-Along Stockholder	Section 6.03(c)
Tag-Along Terms	Section 6.03(b)
Third-Party Issuance	Section 4.04(d)
Valuation Determination	Section 6.07(d)(i)
Valuation Request	Section 6.07(d)(i)

SECTION 1.02.                                   Terms and Usage Generally.

(a)                                 The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  The terms “clause(s)” and “subparagraph(s)” shall be used herein interchangeably.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  All accounting terms not defined in this Agreement shall have the meanings determined by GAAP.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  References to a Person are also to its permitted successors and permitted assigns.  Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified, supplemented or restated, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Each reference herein (other than in any Schedule or Exhibit) to Share numbers or amounts shall be appropriately adjusted for any Share split, recapitalization, recombination, reclassification or the like with respect to such Shares occurring after the date hereof.  Any references herein to “US$,” “$” or “dollars” shall mean U.S. dollars.

(b)                                 For purposes of this Agreement, ownership of Class A Shares by a Legacy Class A Stockholder and each Permitted Transferee thereof shall be aggregated for purposes of satisfying any ownership thresholds set forth herein.

ARTICLE II
COORDINATION

SECTION 2.01.                                   Coordination Between the Upper-Tier Investors and the Company via the Co-Investment Stockholders, the EPE Overseas Co-Investors, EMI and EEH.

(a)                                 One or more Affiliates of the Apollo Stockholder have formed certain Legacy Stockholders (specifically, and for the avoidance of doubt, each Co-Investment Stockholder, the EPE Overseas Co-Investors EMI and EEH) as special purpose investment vehicles through which their respective Upper-Tier Investors indirectly invest in the Company.  In each case, an Affiliate of the Apollo Stockholder shall serve at all times as the general partner, manager, adviser, managing member, controlling stock-holder or in a similar control-based capacity (whether through the ownership of voting securities, as trustee or executor, by contract or otherwise) with respect to each such Legacy Stockholder (and with respect to any additional partnership, limited liability company, corporation or other vehicle through which the Upper-Tier Investors hold their interests in each such Legacy Stockholder indirectly (an “additional vehicle”)).  In applying the provisions of this Agreement, the Certificate of Incorporation and the Bylaws, the Parties agree that each such Legacy Stockholder shall exercise, comply with, satisfy and otherwise determine equitably its rights, interests, entitlements, obligations, liabilities, agreements, covenants, acknowledgments and understandings for all purposes of this Agreement, the Certificate of Incorporation and the Bylaws for and with respect to each of its Upper-Tier Investors, but, in each case, solely with respect to those Class A Shares or Class B Shares (as applicable) that each such Upper-Tier Investor would have held directly (based on such Upper-Tier Investor’s relative direct or indirect percentage interests in the equity of its Legacy Stockholder) (in each case, under and in accordance with the terms of this Agreement, the Certificate of Incorporation and the Bylaws, as applicable, and the applicable Upper-Tier Agreements) (the “Section 2.01 Principle”).  Accordingly, but without limiting the generality of the foregoing, the Parties agree and acknowledge that:

(i)                                     with respect to the rights, interests and entitlements of any such Legacy Stockholder hereunder and thereunder (including those rights, interests and entitlements set forth in Articles III, IV, V and VI) (collectively, the “Applicable Rights”), such Legacy Stockholder may exercise, enforce or seek the benefit of any Applicable Rights of such Legacy Stockholder hereunder with respect to one or more of its Upper-Tier Investors pursuant to the Section 2.01 Principle (and, similarly, with respect to the Applicable Rights of a Major Stockholder hereunder, the applicable Co-Investment Stockholder may exercise, enforce or seek the benefit of any such Applicable Rights with respect to one or more of its Major Upper-Tier Co-Investors pursuant to the Section 2.01 Principle);

(ii)                                  with respect to the obligations and liabilities imposed on any such Legacy Stockholder hereunder and thereunder (including those obligations and liabilities set forth in Articles VI and VII) (collectively, the “Applicable Obligations”), such Legacy Stockholder is expected to take any and all actions with respect to one or more of its Upper-Tier Investors reasonably necessary to allow such Legacy Stockholder to comply with or satisfy such Applicable Obligations, in each case, pursuant to the Section 2.01 Principle (and, similarly, with respect to the Applicable Obligations imposed on a Major Stockholder hereunder, the applicable Co-Investment Stockholder is expected to take any and all actions with respect to one or more of its Major Upper-Tier Co-Investors reasonably necessary to allow such Co-Investment Stockholder to comply with or to satisfy such Applicable Obligations, in each case, pursuant to the Section 2.01 Principle);

(iii)                               with respect to any other agreements, covenants, acknowledgements or understandings of or with respect to any such Legacy Stockholder hereunder and thereunder (collectively, “Applicable Understandings”) such Legacy Stockholder may recognize and give effect to any such Applicable Understanding with respect to one or more of its Upper-Tier Investors pursuant to the Section 2.01 Principle (and, similarly, with respect to any other Applicable Understandings of or with respect to a Major Stockholder hereunder, the applicable Co-Investment Stockholder may recognize and give effect to any such Applicable Understanding with respect to one or more of its Major Upper-Tier Co-Investors pursuant to the Section 2.01 Principle); and

(iv)                              whenever any such Legacy Stockholder has the right to vote on, consent to, approve or has been afforded any other similar rights with respect to any matter, such Legacy Stockholder’s vote, consent, approval or exercise of such other similar right shall be cast or exercised on a “look through” basis, as though each of its Upper-Tier Investors was exercising such vote, consent, approval or similar right directly in accordance with the Section 2.01 Principle based on each such Upper-Tier Investor’s instructions to the Legacy Stockholder through any additional vehicle with respect to such vote, consent, approval or other similar right.

(b)                                 For the avoidance of doubt, with respect to any Upper-Tier Investor, the Upper-Tier Agreements to which it is a party contains terms and provisions complementary to this Section 2.01 (but, in each case, solely with respect to those Class A Shares or Class B Shares (as applicable) that such Upper-Tier Investor would have held directly (based on such Upper-Tier Investor’s relative direct or indirect percentage interests in the equity of its Stockholder) had such Upper-Tier Investor been a direct Stockholder).  Notwithstanding the foregoing, the Section 2.01 Principle is not intended to, and shall not be implemented or interpreted by the Legacy Stockholders or the Company in such a manner as to, cause an Upper-Tier Investor or any additional vehicle to be treated as owning Shares or an interest in any additional vehicle (except, in all cases, an interest that is legally owned by the Upper-Tier Investor or the additional vehicle directly or through entities that are disregarded as separate from their owner for U.S. federal income tax purposes), in all cases for any purpose (including for U.S. federal income tax purposes).

ARTICLE III
JOINDER; BOOKS AND RECORDS

SECTION 3.01.                                   Joinder.

(a)                                 The name, address, class and number of Shares held of record of each Legacy Stockholder, and the respective Pro Rata Portion of each Legacy Stockholder, in each case as of the date hereof, are set forth on Schedule A.  Notwithstanding anything to the contrary in this Agreement, when any Shares are issued, repurchased, redeemed or Transferred in accordance with this Agreement to or from any Stockholder that is or will become a party to this Agreement, the Company shall promptly thereafter amend Schedule A to reflect such issuance, repurchase, redemption or Transfer, the joining of the recipient of such Shares as a substitute Party and the resulting Pro Rata Portion of each Legacy Stockholder and such newly joined Party in its capacity as a Legacy Stockholder and no consent of any Party shall be required in connection with any such amendment.

(b)                                 No Transferee of any Shares initially held by any Legacy Stockholder shall be deemed to be a Party or acquire any rights hereunder, unless (i) such Shares are Transferred in compliance with the provisions of this Agreement (including Article VI) and with respect to the Class B Shares, in accordance with the MIP Agreement and the applicable Award Agreement and (ii) such Transferee shall have executed and delivered to the Company such instruments as the Company deems necessary or desirable, in its reasonable discretion, to effectuate such Transfer and to confirm the agreement of such Transferee to be bound by all the terms and provisions of this Agreement, including an Addendum Agreement.  Upon complying with the immediately preceding sentence, without the need for any further action of any Person, such Transferee or recipient shall be deemed a Party and a Legacy Stockholder.  Such Transferee shall enjoy the same rights, and be subject to the same obligations, as the Transferor; provided, that such Transferor shall not be relieved of any obligation or liability hereunder arising prior to the consummation of such Transfer but shall be relieved of all future obligations with respect to the Shares so Transferred.  As promptly as practicable after the joinder of such Transferee as a Party, the books and records of the Company shall be changed to reflect such joinder.  Notwithstanding anything to the contrary herein, including Section 8.13, in the event of any joinder of a Transferee pursuant to this Section 3.01(b), this Agreement shall be deemed amended to reflect such joinder, and any formal amendment of this Agreement (including Schedule A attached hereto) in connection therewith shall only require execution by the Company and such newly joined Party to be effective.  The provisions of this Section 3.01 shall apply to any Person that is issued Shares in accordance with the terms hereof (including EEH II pursuant to Section 4.02(b)) mutatis mutandis.

(c)                                  If a Legacy Stockholder shall Transfer all (but not less than all) its Shares, such Legacy Stockholder shall thereupon cease to be a Legacy Stockholder and a Party and shall not otherwise have any ongoing rights, or otherwise be entitled to any benefits, under this Agreement; provided, however, that notwithstanding the foregoing, such Legacy Stockholder shall continue to be bound by the provisions of Section 8.14.

SECTION 3.02.                                   Accounting Information.

(a)                                 Accounting Method.  For financial reporting purposes, the books and records of the Company shall be kept on the accrual method of accounting and in accordance with GAAP, in each case, applied in a consistent manner and such books and records shall reflect all Company transactions.

(b)                                 Financial Reports.  The books and records of the Company shall be audited as of the end of each Fiscal Year by a “Big Four” accounting firm (an “Accounting Firm”) selected by the Board or the audit committee thereof.  The Company shall provide, or otherwise make available, to each Legacy Class A Stockholder (other than EMI and any Legacy Class A Stockholder who notifies the Company in writing that it no longer wishes to receive the following information): (i) on an annual basis, within ninety (90) days after the end of each Fiscal Year, an audited consolidated balance sheet, statement of operations and statement of cash flow of the Company and its Subsidiaries, audited by the Accounting Firm; (ii) on a quarterly basis, within forty-five (45) days after the end of each fiscal quarter, an unaudited quarterly and year-to-date consolidated balance sheet and related statement of operation and statement of cash flow of the Company and its Subsidiaries; (iii) within fifteen (15) Business Days after each calendar month beginning on the first day of the first calendar month after the Closing Date, a monthly report of operations of the Company and its Subsidiaries; and (iv) on an annual basis, within thirty (30) days after the end of each Fiscal Year, the Annual Budget.  Such annual, quarterly and monthly financial information referred to in clauses (i) and (ii) above will be prepared in all material respects in accordance with GAAP, subject to year-end audit adjustments and the absence of notes in the case of such quarterly and monthly financial information.

SECTION 3.03.                                   Annual Budget.  At least thirty (30) days prior to the end of each Fiscal Year, the Company shall deliver to the Board drafts of the current multi-year business plan (or an update of a prior business plan, as applicable) for the Company and its Subsidiaries and an operating budget (together, the “Annual Budget”) for the Company and its Subsidiaries covering the next succeeding Fiscal Year.  Such Annual Budget shall be subject to the approval of the Board.

SECTION 3.04.                                   Books and Records.  The Company shall keep full and accurate books of account and other records of the Company and its Subsidiaries at its principal place of business.  During regular business hours, upon reasonable notice and in a manner that does not unreasonably interfere with the business of the Company and its Subsidiaries, the Apollo Stockholder and each Principal Stockholder and Major Stockholder (a) shall have access to inspect such books and records and the properties of the Company and its Subsidiaries for purposes reasonably related to its ownership of Class A Shares or other Equity Securities of the Company, and (b) upon reasonable request, shall be afforded the opportunity to discuss the affairs of the Company and its Subsidiaries with members of management of the Company.  Any request for access to the books, records, properties and members of management of the Company and its Subsidiaries (as applicable) pursuant to Section 220 of the DGCL shall be granted during regular business hours, upon reasonable notice and in a manner that does not unreasonably interfere with the business of the Company and its Subsidiaries and subject to such other reasonable restrictions permitted by Section 220 of the DGCL.  Notwithstanding anything to the contrary herein and for the avoidance of doubt, none of EMI, EMH, or any Upper-Tier Management Investor shall have the right to make, whether directly or indirectly (through EMI or EEH in the case of any Upper-Tier Management Investor), any request of such type or nature as described in this Section 3.04 (other than such requests as are permitted pursuant to Section 220 of the DGCL, which requests shall be subject to the provisions of the immediately preceding sentence).  It is acknowledged, understood and agreed that the information contained on Schedule A, each as amended from time to time, other than the names and addresses of the Legacy Stockholders and information on the applicable Schedule that is opposite the name of the requesting Person, shall not be provided to EMI, the EMI Members, the Legacy Class B Stockholders or the EEH Members, other than the CEO and the chief financial officer of the Company, for the purpose of preserving privacy with respect to Share ownership, unless the Board determines otherwise.

ARTICLE IV
SHARES; PREEMPTIVE RIGHTS

SECTION 4.01.                                   Class A Shares.  The number of Class A Shares issued to Legacy Class A Stockholders shall be listed on Schedule A, which may be amended from time to time by the Company as required to reflect changes in the number of Class A Shares held by the Legacy Class A Stockholders (including as a result of any repurchase of such Class A Shares pursuant to Section 6.07) and to reflect the addition of Legacy Stockholders, or cessation of status as such, or any adjustments for any Class A Share split, Class A Share dividend, recapitalization, recombination, reclassification, or other similar transaction with respect to Class A Shares occurring after the date hereof, and as of the date hereof, the Company has issued to each Legacy Class A Stockholder the number of Class A Shares set forth opposite such Legacy Class A Stockholder’s name on Schedule A under the heading “Number of Class A Shares Held of Record.”  EMI covenants and agrees, to the extent of its rights under the EMI Agreement, to maintain and enforce the EMI Agreement.

SECTION 4.02.                                   Class B Shares.

(a)                                 General.  The number of Class B Shares issued shall be listed on Schedule A, which may be amended from time to time by the Company as required to reflect repurchases and forfeitures of Class B Shares pursuant to this Agreement and the Certificate of Incorporation or the issuance of Class B Shares to EEH II pursuant to Section 4.02(b) or to reflect adjustments for any Class B Share split, Class B Share dividend, recapitalization, recombination, reclassification, or other similar transaction with respect to Class B Shares occurring after the date hereof.  EEH hereby covenants and agrees, to the extent of its rights under the EEH Agreement, to maintain and enforce the EEH Agreement.

(b)                                 Issuances by the Company; Incentive Awards.  Other than in connection with any adjustment to Class B Shares in connection with a Class B Share split, Class B Share dividend, recapitalization, or the like with respect to Class B Shares occurring after the date hereof, the Company shall not issue any Class B Shares (in whole or fractional numbers) after the date hereof; provided, that promptly following the Effective Date the Company, without further action of the Board, shall issue 70,000 Class B Shares to EEH II and, upon such issuance, EEH II shall execute and deliver an Addendum Agreement to the Company and the Company shall amend Schedule A to reflect such issuance in accordance with Section 3.01. For the avoidance of doubt, the remaining authorized but unissued Class B units of the LLC have been cancelled in connection with the Restructuring and shall not be available for further issuance by the Company as the successor in interest to the LLC.  The Parties agree that the Company shall cause EEH II to grant incentive awards in the aggregate with respect to the full 70,000 Class B Shares issued to EEH II as aforesaid to employees of the Company and its Subsidiaries that would entitle such grantees to receive proceeds in respect of 100% of the Class B Shares held by EEH II corresponding to such incentive awards (including, for the avoidance of doubt, Class A Shares received by EEH II upon a Class B Exchange) and such proceeds shall in all events be distributed to the grantees within six (6) months of EEH II’s receipt thereof.  The terms and conditions of such incentive awards, the making of such grants and the allocation among such grantees (including the number and amount of such incentive awards), shall (i) to the extent such grantees are non-officer employees of the Company and its Subsidiaries, be approved by the CEO in his discretion, and (ii) to the extent such grantees are officers of the Company and its Subsidiaries, be approved by the compensation committee of the Board in its discretion; provided, that the CEO may recommend officer grantees to the compensation committee of the Board for its consideration.  It is the Company’s intention that if the Board otherwise determines to issue incentive awards to Upper-Tier Management Investors or other employees of the Company or its Subsidiaries, then the Board shall have the authority to implement an equity-based incentive compensation plan under which the Company shall reserve a number of Class A Shares for issuance to such Upper-Tier Management Investors or other employees of the Company or its Subsidiaries in accordance with such plan.

(c)                                  Distributions of Class B Shares upon a Capital Transaction or Class B Exchange; Treatment of Management Loans; Proceeds from a Repurchase of Class B Shares.

(i)                                     Immediately prior to the consummation of a Threshold Capital Transaction or a Class B Exchange, EEH shall distribute to each EEH Member his or her Pro Rata Portion of (A) in the case of a Threshold Capital Transaction, the Class B Shares held by EEH, or (B) in the case of a Class B Exchange, the Class B Exchange Amount.  Upon the consummation of such Threshold Capital Transaction or Class B Exchange, as applicable, each EEH Member shall be entitled to receive its Pro Rata Portion of any Capital Proceeds or Class A Shares and/or cash in lieu of fractional Class A Shares, as applicable, distributable or issuable in respect of such Class B Shares to the extent set forth in the Certificate of Incorporation.  EEH shall cause each EEH Member to comply with and be bound by any representations, warranties, covenants and agreements (including indemnification obligations) on a Pro Rata basis, to the extent agreed by EEH in any documentation, delivered to the Company in connection with a Class B Exchange pursuant to the Certificate of Incorporation in accordance with the Section 2.01 Principle.

(ii)                                  If the Company makes or has made a loan to any to Upper-Tier Management Investor to fund all or any portion of such Upper-Tier Management Investor’s purchase of EMI Units (each such loan, inclusive of both the principal amount and any accrued and unpaid interest thereon, a “Management Loan”), then until such time as all outstanding amounts under such Management Loan have been repaid in full, including by the reductions described in this Section 4.02(c)(ii), (A) each distribution of Capital Proceeds otherwise payable to EMI shall be reduced by an amount equal to (x) the amount of such distribution, multiplied by (y) the EMI Proportionate Share attributable to such Upper-Tier Management Investor and (B) if such Upper-Tier Management Investor is also an EEH Member, each distribution of Capital Proceeds or Class B Consideration otherwise payable to EEH, shall be reduced by an amount corresponding to the amount that would be distributable by EEH to such EEH Member in respect of such Upper-Tier Management Investor’s EEH Units if the amount payable by the Company to EEH (but for this clause (2)) were distributed to EEH pursuant to the Certificate of Incorporation and immediately thereafter distributed by EEH to the EEH Members pursuant to the EEH Agreement, and the amounts specified in clauses (A) and (B), if any, shall be applied to the repayment of any such Management Loan.  Notwithstanding the foregoing, for all accounting and other purposes under this Agreement, the amounts of (1) any such reduction pursuant to clause (A) of this Section 4.02(c)(ii) of a distribution otherwise payable to EMI pursuant to the Certificate of Incorporation shall be deemed to have been distributed to EMI (and immediately thereafter distributed by EMI to such Upper-Tier Management Investor pursuant to the EMI Agreement and then paid by such Upper-Tier Management Investor to the Company) and (2) any such reduction pursuant to clause (B) of this Section 4.02(c)(ii) of a distribution otherwise payable to EEH pursuant to the Certificate of Incorporation shall be deemed to have been distributed to EEH (and immediately thereafter distributed by EEH to such Upper-Tier Management Investor pursuant to the EEH Agreement and then paid by such Upper-Tier Management Investor to the Company).

(iii)                               Any amount paid (or reduced upon application of Section 4.02(c)(ii)) to EEH in connection with any repurchase of Class B Units pursuant to Section 6.07 shall be treated as an advance distribution of, and shall reduce by like amount, the next amounts otherwise distributable to the Class B Stockholders pursuant to the Certificate of Incorporation.  Notwithstanding anything to the contrary set forth in this Agreement, if any Class B Shares are exchanged pursuant to a Class B Exchange, then the amount of any Capital Proceeds to be distributed to the Class B Stockholders pursuant to the Certificate of Incorporation following such Class B Exchange (provided, that such related Capital Transaction is a Threshold Capital Transaction or that a Threshold Capital Transaction has been previously consummated) shall be reduced by any amount paid (or reduced upon application of Section 4.02(d)(ii)) to EEH in connection with any repurchase of Class B Shares pursuant to Section 6.07.  In addition, in connection with any Class B Exchange, the calculations of the number of Class A Shares issued to EEH in connection with any Class B Exchange shall take into account any amounts paid (or reduced upon application of Section 4.02(c)(ii)) to EEH in any repurchase of Class B Shares pursuant to Section 6.07 and such number of Class A Shares issued shall be reduced accordingly.

(d)                                 Acceleration of Vesting of Class B Shares in a Class B Exchange; Redemption of Class A Shares.

(i)                                     If the number of Class B Shares to be exchanged by the Company in connection with a Class B Exchange exceeds the number of Vested Class B Shares held by EEH, then, notwithstanding the vesting schedule set forth in the MIP Agreement, a number of Unvested Class B Shares equal to such excess shall vest as of immediately prior to such Class B Exchange and be exchanged in such Class B Exchange up to the Class B Exchange Amount, with any such Class B Shares vesting earlier than as provided in the MIP Agreement to be those out of the next successive group or groups of Class B Shares scheduled to vest under the MIP Agreement.

(ii)                                  Solely for purposes of the provisions relating to a Class B Exchange under the Certificate of Incorporation and any related defined terms used therein, a “Sale” shall be deemed to include any repurchase or redemption of Class A Shares by the Company from the Specified Stockholders.  Without limiting the generality of the immediately preceding sentence, if such repurchase or redemption of Class A Shares occurs prior to the first Sale, then such repurchase or redemption of Class A Shares shall be deemed to be the first Sale solely for the purposes of the provisions relating to a Class B Exchange under the Certificate of Incorporation and any related defined terms used therein.

(e)                                  Recording of Secondary Sales for Legacy Class A Stockholders; Class B Exchange Expenses.  The Legacy Class A Stockholders shall promptly notify the Company of any and all Sales or Subsequent Sales, as applicable, for purposes of determining whether a Class B Exchange is to be consummated pursuant to the Certificate of Incorporation.  Upon the consummation of a Class B Exchange, the Class B Exchange Amount shall be cancelled by the Company and such cancelled Class B Shares shall not be reissued at any time.  The Company shall ensure that following an IPO, Class A Shares issued to the Class B Stockholders pursuant to a Class B Exchange shall be immediately freely transferable under federal securities laws by the Class B Stockholders under a resale registration statement to be filed as soon as reasonably practicable following such IPO and the Company shall use its commercially reasonable efforts to ensure such registration statement is maintained effective at all times thereafter pursuant to applicable federal securities laws.  The Company shall bear all of the costs and expenses associated with a Class B Exchange, including the costs and expenses incurred in connection with filing and maintaining a resale registration statement and any underwriting discounts and commissions and brokerage commissions payable by the Class B Stockholders in connection with sales of Class A Shares received by the Class B Stockholders pursuant to a Class B Exchange.  For the avoidance of doubt, the rights and benefits applicable to the Class B Stockholders provided pursuant to the foregoing provisions of this Section 4.02 shall be subject to the Section 2.01 Principle (and, thereby, made available to the EEH Members).

SECTION 4.03.                                   Certificates.  Issued and outstanding Shares held by the Legacy Stockholders shall be uncertificated; provided, that the Board may expressly elect to evidence Shares by certificates and if the Board so elects, in addition to any other legend which the Company may deem advisable under the Securities Act, all certificates representing Shares issued to Legacy Stockholders shall be endorsed as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 30, 2013, BY AND AMONG THE ISSUER OF SUCH SECURITIES AND THE OTHER PARTIES NAMED THEREIN. THE TERMS OF SUCH STOCKHOLDERS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER.”

SECTION 4.04.                                   Preemptive Rights.

(a)                                 Subject to Section 4.04(e), until the earlier of a Qualified Offering and a Change of Control, if the Company proposes to issue any additional Shares or other Equity Securities or Debt Securities, or any rights to subscribe for, or option to purchase, or otherwise acquire, any of the foregoing (collectively, “Additional Securities”), to any Person(s) (the “Proposed Offeree(s)”) or enter into any contract relating to the issuance of such Additional Securities through a private issuance or private placement, then each Preemptive Stockholder shall have the right to purchase (“Preemptive Right”), on the same terms and at the same purchase price per share or other unit of such Additional Securities offered to the Proposed Offeree(s), that number of Additional Securities so that such Preemptive Stockholder would, in the aggregate, after the issuance of all such Additional Securities, hold a Pro Rata Portion of such Additional Securities in the same proportion to each other Preemptive Stockholder’s Pro Rata Portion in such Additional Securities as their respective Pro Rata Portions immediately prior to such issuance.

(b)                                 In connection with any Preemptive Right, the Company shall, by written notice (the “Preemptive Notice”), provide an offer to sell to each Preemptive Stockholder that number of Additional Securities in accordance with Section 4.04(a), which Preemptive Notice shall include the applicable purchase price per share or other unit, aggregate amount of Additional Securities offered, number or amount of Additional Securities offered to such Preemptive Stockholder based on the respective Pro Rata Portions of the Preemptive Stockholders immediately prior to such issuance, name of Proposed Offeree(s) (if then known), proposed closing date, place and time for the issuance thereof (which shall be no less than thirty (30) days from the date of such notice), and any other material terms and conditions of the offer.  Within fifteen (15) days from the date of receipt of the Preemptive Notice, any Preemptive Stockholder wishing to exercise its Preemptive Right concerning such Additional Securities shall deliver notice to the Company setting forth the number of Additional Securities which such Preemptive Stockholder commits to purchase (which may be for all or any portion of such Additional Securities offered to such Preemptive Stockholder in the Preemptive Notice).  Each Preemptive Stockholder shall have the additional right (the “Additional Purchase Right”) to offer in its notice of exercise to purchase any or all of the Additional Securities not accepted for purchase by any other Preemptive Stockholder, in which event such Additional Securities not accepted by any other Preemptive Stockholder shall be deemed to have been offered to and accepted by the Preemptive Stockholders exercising such Additional Purchase Right in proportion to their respective Pro Rata Portions immediately prior to such issuance on the same terms and at the same price per share or other unit as those specified in the Preemptive Notice, but in no event shall any Preemptive Stockholder exercising its Additional Purchase Right be allocated a number of Additional Securities in excess of the maximum number such Preemptive Stockholder has offered to purchase in its notice of exercise.  Each Preemptive Stockholder so exercising its right under this Section 4.04 shall be entitled and obligated to purchase that number of Additional Securities specified in such Preemptive Stockholder’s notice on the terms and conditions set forth in the Preemptive Notice.  Any Additional Securities not accepted for purchase by the Preemptive Stockholders pursuant to this Section 4.04 shall be offered to the Proposed Offeree on the same terms and price per share or other unit as set forth in the Preemptive Notice; provided, however, if such Proposed Offeree does not consummate the purchase of such Additional Securities within ninety (90) days following delivery of the Preemptive Notice, any subsequent proposed issuance of Additional Securities shall once again be subject to the terms of this Section 4.04.

(c)                                  Notwithstanding anything to the contrary in Section 5.03(b), no issuance of Additional Securities by the Company to any Preemptive Stockholder pursuant to the exercise by such Preemptive Stockholder of its Preemptive Rights shall require Disinterested Director Approval if all of the other Preemptive Stockholders are entitled to Preemptive Rights in connection with such issuance.

(d)                                 Notwithstanding the requirements of this Section 4.04, the Company may proceed with any issuance of Additional Securities to a Proposed Offeree (other than any Legacy Stockholder) that would otherwise be subject to this Section 4.04 prior to having complied with the provisions of this Section 4.04 (such issuance, a “Third-Party Issuance”); provided, that the Company shall:

(i)                                     provide to each Preemptive Stockholder prompt notice of such Third-Party Issuance;

(ii)                                  within a reasonable period of time (but in any event not more than five (5) Business Days) following the Third-Party Issuance, offer to issue to each Preemptive Stockholder such number or amount of Additional Securities of the type issued in the Third-Party Issuance as may be requested by such Preemptive Stockholder (not to exceed the number or amount of such Additional Securities which is sufficient for such Preemptive Stockholder to hold, after the issuance of all such Additional Securities, its Pro Rata Portion of such Additional Securities as its Pro Rata Portion immediately prior to the Third-Party Issuance), as it would have had if the Company had served a Preemptive Notice pursuant to, and such Preemptive Stockholder had exercised its rights in full under Section 4.04(a) and Section 4.04(b) prior to the Third-Party Issuance, on the same terms and conditions (including price) with respect to such Additional Securities as the Proposed Offerees received in the Third-Party Issuance;

(iii)                               keep such offer open for a period of fifteen (15) days, during which period, each such Preemptive Stockholder may accept such offer by sending an irrevocable written acceptance to the Company committing to purchase in accordance with the procedures set forth in Section 4.04(b), an amount of such Additional Securities (not to exceed the amount specified in the offer made pursuant to Section 4.04(d)(ii)); and

provided, further, that (A) for all purposes under this Agreement, any issuance of Additional Securities to a Preemptive Stockholder pursuant to this Section 4.04(d) shall be deemed to have occurred on the date of the consummation of the applicable Third-Party Issuance and (B) during the period commencing on the consummation of the applicable Third-Party Issuance and ending on the earlier of (x) the consummation of the issuance of Additional Securities to a Preemptive Stockholder pursuant to this Section 4.04(d) and (y) the expiration of the fifteen (15)-day period specified in clause (iii) above, the Additional Securities issued to the Proposed Offeree pursuant to this Section 4.04(d) shall not be taken into account in calculating the Pro Rata Portion of any Stockholder for any purposes under this Agreement.

(e)                                  The provisions of this Section 4.04 shall not apply to issuances of Additional Securities by the Company as follows:

(i)                                     any issuance of Additional Securities upon the exchange, exercise or conversion of any units, options, warrants, debentures or other convertible securities in accordance with their terms that are outstanding on the date hereof or issued after the date hereof in a transaction that complies with the provisions of this Section 4.04;

(ii)                                  any issuance of Equity Securities of the Company, including options, warrants or convertible securities, to officers, employees, managers or consultants of the Company or its Subsidiaries in connection with such Person’s employment or consulting arrangements with the Company or its Subsidiaries;

(iii)                               any issuance of Equity Securities of the Company, including options, warrants or convertible securities, in each case, to the extent approved by a Disinterested Director Approval, in connection with (A) any direct or indirect merger, consolidation, business combination or other acquisition transaction involving the Company or its Subsidiaries (whether through merger, recapitalization, acquisition of stock or assets or otherwise) or (B)  any joint venture or strategic partnership entered into primarily for purposes other than raising capital (as determined by the Board in its sole discretion);

(iv)                              any issuance of Additional Securities in connection with any Share split, Share dividend or similar distribution or recapitalization;

(v)                                 any issuance of Equity Securities of the Company, including options, warrants or convertible securities, pursuant to a registered public offering or in connection with an IPO;

(vi)                              any issuance of Class A Shares in exchange for Class B Shares; or

(vii)                           the issuance of Class B Shares to EEH II pursuant to Section 4.02(b).

ARTICLE V
CORPORATE GOVERNANCE

SECTION 5.01.                                   Board Composition.

(a)                                 The Board shall, prior to the Registration Statement Effective Date, be comprised of ten (10) directors (each such director of the Board, a “Director”), as follows: (i) five (5) Directors shall be designated by the Apollo Stockholder (each, an “Apollo Director”); (ii) two (2) Directors shall be designated by the Riverstone Stockholder (each, a “Riverstone Director”); (iii) one (1) Director shall be designated by the KNOC Stockholder (the “KNOC Director”), (iv) one (1) Director shall be designated by the Access Stockholder (the “Access Director”) and (v) one (1) Director shall be the Chief Executive Officer of the Company (the “CEO”).

(b)                                 Notwithstanding the foregoing, as of Registration Statement Effective Date, the Company Governing Documents will be amended and restated in the forms set forth on Exhibit A and Exhibit B hereto.  Following such amendment and restatement of the Company Governing Documents and subject to this Agreement and Applicable Governance Rules, the Board shall comprise of thirteen (13) Directors and shall be divided into three classes as follows:

(i)                                     Class I shall consist of (A) two (2) Apollo Directors, (B) one (1) Riverstone Director, and (C) one (1) Independent Director designated by the Apollo Stockholder, each of whom shall serve an initial one (1)-year term (each, a “Class I Director”);

(ii)                                  Class II shall consist of (A) one (1) Apollo Director, (B) one (1) KNOC Director, (C) one (1) Access Director, and (D) one (1) Independent Director designated by the Riverstone Stockholder, each of whom shall serve an initial two (2)-year term (each, a “Class II Director”); and

(iii)                               Class III shall consist of (A) two (2) Apollo Directors, (B) one (1) Riverstone Director, (C) one (1) Independent Director designated by the Apollo Stockholder, and (D) the CEO, each of whom shall serve an initial three (3)-year term (each, a “Class III Director”).

The Apollo Stockholder shall designate one (1) Independent Director to the Board on the Registration Statement Effective Date and designate one (1) Independent Director within one (1) year following the Registration Statement Effective Date and the Riverstone Stockholder shall designate one (1) Independent Director within ninety (90) days following the Registration Statement Effective Date; provided, that the two (2) Independent Directors required to be designated following the Registration Statement Effective Date by the Apollo Stockholder and the Riverstone Stockholder may, at the election of the Apollo Stockholder or the Riverstone Stockholder (as applicable) be designated to the Board on the Registration Statement Effective Date.

(c)                                  Notwithstanding anything to the contrary provided in Section 5.01(a) and Section 5.01(b), the right of certain Stockholders, as specified in Section 5.01(a) and Section 5.01(b), to designate Directors to the Board shall be subject to the following:

(i)                                     (A) If the Apollo Stockholder ceases to hold at least seventy-five percent (75%) of the Class A Shares that it held as of the date hereof, but continues to hold at least fifty percent (50%) of the Class A Shares that it held as of the date hereof, the Apollo Stockholder shall be entitled to designate four (4) Directors and, following the Registration Statement Effective Date, two (2) Independent Directors to the Board; (B) if the Apollo Stockholder ceases to hold at least fifty percent (50%) of the Class A Shares that it held as of the date hereof, but continues to hold at least twenty-five percent (25%) of the Class A Shares that it held as of the date hereof, the Apollo Stockholder shall be entitled to designate two (2) Directors and, following the Registration Statement Effective Date, one (1) Independent Director to the Board; (C) if the Apollo Stockholder ceases to hold at least twenty-five percent (25%) of the Class A Shares that it held as of the date hereof, but continues to hold at least ten percent (10%) of the Class A Shares that it held as of the date hereof, the Apollo Stockholder shall be entitled to designate one (1) Director and, following the Registration Statement Effective Date, no Independent Directors to the Board; and (D) if the Apollo Stockholder ceases to hold at least ten percent (10%) of the Class A Shares that it held as of the date hereof, the Apollo Stockholder shall not be entitled to designate any Directors to the Board or to be represented on any Committee.

(ii)                                  (A) If a Principal Stockholder ceases to hold at least fifty percent (50%) of the Class A Shares that it held as of the date hereof, but continues to hold at least twenty percent (20%) of the Class A Shares that it held as of the date hereof, such Principal Stockholder shall not be entitled to designate any Director to the Board or be represented on any Committee; provided, however, that such Principal Stockholder shall be entitled to designate one (1) Board Observer (or, solely in the case of the Riverstone Stockholder, two (2) Board Observers) and, following the Registration Statement Effective Date, the Riverstone Stockholder shall be entitled to designate one (1) Independent Director to the Board; and (B) if such Principal Stockholder ceases to hold at least twenty percent (20%) of the Class A Shares that it held as of the date hereof, such Principal Stockholder shall not be entitled to designate a Board Observer and, following the Registration Statement Effective Date, with respect to the Riverstone Stockholder, it shall not be entitled to designate an Independent Director to the Board.

(d)                                 The Apollo Stockholder shall have the right to appoint any Director as the Chairman of the Board.

(e)                                  Notwithstanding anything to the contrary herein, the right to designate Directors or Board Observers to the Board pursuant to this Section 5.01 or Section 5.04, as applicable (the “Board Designation Rights”), is personal to each Legacy Class A Stockholder to whom such rights have been granted, and such rights shall not be transferred in connection with the Transfer of any Class A Shares held by such Legacy Class A Stockholder or otherwise, except in connection with a Permitted Transfer.

(f)                                   The names of each Director and the Legacy Class A Stockholder who designated such Director shall be set forth on Schedule B and the Company may amend Schedule B from time to time without the consent of the Board or any Legacy Stockholder to reflect any resignation, retirement, removal, replacement or designation of any Director that has been effected pursuant to this Agreement.

SECTION 5.02.                                   Removal and Replacement of Directors.

(a)                                 Each Director will serve on the Board for such term as set forth in the Company Governing Documents.  A Director that is appointed by the Apollo Stockholder or by a Principal Stockholder may be removed and replaced at any time and for any reason (or no reason) only at the direction and upon the approval of the Apollo Stockholder or the Principal Stockholder that designated such Director to the Board.  Any Director designated by the Apollo Stockholder or a Principal Stockholder who is no longer entitled to designate such Director pursuant to Section 5.01(c) may be removed upon the approval of a majority of the other Directors; provided, that such majority shall exclude any other Director designated by the Apollo Stockholder or such Principal Stockholder, as the case may be, to the extent that the Apollo Stockholder or such Principal Stockholder, as the case may be, had previously designated the Director who is being removed.  The Apollo Stockholder or such Principal Stockholder, as the case may be, shall cooperate with the other Directors and the Company in removing such Director, including by causing such Director to resign from his seat on the Board.  Notwithstanding anything to the contrary in this Section 5.02, in the event that the Apollo Stockholder or any Principal Stockholder loses its right to designate a Director pursuant to Section 5.01(c), (i) if such Legacy Class A Stockholder is still entitled to designate one (1) or more Directors to the Board, such Legacy Class A Stockholder may choose, in its sole discretion, which of its designated Directors shall resign from the Board and (ii) if such Legacy Class A Stockholder loses such Board Designation Right following the Registration Statement Effective Time, such resigning Director shall serve out the remainder of his or her term prior to resigning from the Board.

(b)                                 Any vacancy on the Board (whether caused by the death, incapacity, resignation or removal of such Director) shall be filled by a majority vote of the Directors then in office; provided, that for so long as the Legacy Class A Stockholders hold more than fifty percent (50%) of the outstanding Class A Shares, in the event that such vacancy is with respect to a Director that the Apollo Stockholder, a Principal Stockholder or a Majority-in-Interest is entitled to designate to the Board pursuant to this Article V, then each of the Apollo Stockholder, the Principal Stockholders and the Majority-in-Interest shall cause their respective designated Directors then in office to vote in favor of the replacement Director so designated by the Apollo Stockholder, such Principal Stockholder or the Majority-in-Interest (as the case may be).  If the Apollo Stockholder or any Principal Stockholder loses its Board Designation Rights with respect to any Board seat and the Legacy Class A Stockholders hold more than fifty percent (50%) of the outstanding Class A Shares, then any vacancy created by the loss of such Board Designation Right shall be filled by a vote of the Majority-in-Interest (each Director designated by such Majority-in-Interest a “Replacement Director”); provided, that (i) each Replacement Director shall be an Independent Director and (ii) any potential Replacement Director’s fees or similar compensation paid to such Replacement Director shall be taken into account in determining whether such person would qualify as an Independent Director.  If the Legacy Class A Stockholders hold more than fifty percent (50%) of the outstanding Class A Shares, a Majority-in-Interest shall have the right to designate a Replacement Director to the Board in the event of the death, incapacity, resignation or removal of a Replacement Director.  The Legacy Class A Stockholders hereby covenant and agree to use good faith efforts to fill any vacancy on the Board as promptly as reasonably practicable.

SECTION 5.03.                                   Negative Control Rights.

(a)                                 For so long as the Legacy Class A Stockholders hold twenty-five percent (25%) or more of the outstanding Class A Shares and either the Apollo Stockholder or the Riverstone Stockholder is entitled to designate at least one (1) Director pursuant to this Agreement (the “Negative Control Condition”), then the following actions shall require the approval of a majority of all of the Directors then in office, which majority shall include at least one (1) Director designated by the Apollo Stockholder, and at least one (1) Director designated by a Principal Stockholder or one (1) Replacement Director, in each case, for so long as such Legacy Class A Stockholder or the Majority-in-Interest (as applicable) is entitled to designate at least one (1) Director pursuant to this Agreement (such Board approval, a “Special Board Approval”):

(i)                                     any increase or decrease in the size or composition of (A) the Board or (B) prior to the Registration Statement Effective Date, the audit or compensation committees of the Board;

(ii)                                  any fundamental changes to the nature of the business of the Company and its Subsidiaries, taken as a whole as of the date hereof, which involves entry by the Company or any of its Subsidiaries into material new and unrelated lines of business;

(iii)                               any entry by the Company or any of its material Subsidiaries into voluntary liquidation, dissolution or commencement of bankruptcy or insolvency proceedings, the adoption of a plan with respect to any of the foregoing or the decision not to oppose any similar proceeding commenced by a third party;

(iv)                              the consummation of a Change of Control (including a Drag-Along Sale) or prior to the Registration Statement Effective Date, an IPO;

(v)                                 any material acquisition of assets or equity interests of any Person or any material disposition of assets or equity interests of the Company or its Subsidiaries, in a single transaction or a series of transactions consummated during any twelve-month period, that would involve aggregate consideration payable or receivable by the Company or its Subsidiaries in excess of $100,000,000;

(vi)                              any redemption, repurchase or other acquisition by the Company of its Equity Securities, other than (A) pursuant to Section 6.07, (B) pursuant to an offer made to all Legacy Stockholders in their capacity as holders of such class of Equity Securities pro rata in accordance with each such Legacy Stockholder’s Pro Rata Portion with respect to such Equity Securities (regardless of whether any or all of such Legacy Stockholders elect to participate in such redemption, repurchase or other acquisition), or (C) pursuant to Section 6.05(b);

(vii)                           the incurrence of an aggregate amount of Indebtedness of the Company and its Subsidiaries taken as a whole (other than (A) Indebtedness of the Company and its Subsidiaries as of the date hereof or any refinancing thereof up to the same maximum principal amount of such Indebtedness outstanding as of the date hereof or (B) capital leases contemplated by an Annual Budget) in excess of $250,000,000 or that would result in a Leverage Ratio of 2.5 or greater;

(viii)                        hiring or firing the CEO, the Chief Financial Officer of the Company or any other member of senior management of the Company and its Subsidiaries, or approving the compensation arrangements of the CEO, the Chief Financial Officer of the Company or any other member of senior management of the Company and its Subsidiaries (subject to the prior approval of the compensation committee of the Board); provided, that any such approval shall be given in accordance with all Applicable Governance Rules and shall be subject to compliance with Section 162(m) of the Code and the related Treasury Regulations and Rule 16b-3 under the Exchange Act, to the extent that the Board elects to satisfy Section 162(m)’s outside directors requirements or Rule 16b-3’s non-employee directors requirements;

(ix)                              any payment or declaration of any dividend or other distribution on any Shares or other Equity Securities of the Company or entering into a recapitalization transaction the primary purpose of which is to pay a dividend, other than intra-company dividends among the Company and its Subsidiaries;

(x)                                 approval of the Company’s Annual Budget;

(xi)                              any authorization, creation (by way of reclassification, merger, consolidation or otherwise) or issuance of any Equity Securities of any kind of the Company or its Subsidiaries (other than (A) the issuance of Class B Shares to EEH II or (B) pursuant to any equity compensation plan of the Company approved by the compensation committee of the Board or the issuance of Equity Securities of a Subsidiary of the Company to the Company or a wholly-owned Subsidiary of the Company), including any designation of the rights (including special voting rights) of one or more classes of preferred stock of the Company;

(xii)                           entry by the Company or any of its Subsidiaries into any agreement that would restrict any Legacy Class A Stockholder (or any of its Affiliates) from entering into or continuing to operate in any line of business or in any geographic area;

(xiii)                        changing any significant accounting policy of the Company, except as required by GAAP;

(xiv)                       settling, compromising or initiating any material litigation by the Company or its Subsidiaries;

(xv)                          any adoption, approval or issuance of any “poison pill,” stockholder or similar rights plan by the Company or its Subsidiaries or any amendment of such plan after the adoption thereof has received Special Board Approval;

(xvi)                       any amendment, restatement, modification or waiver of this Agreement;

(xvii)                    any amendment, restatement, modification or waiver of the Company Governing Documents, except as contemplated by Section 5.01(b); and

(xviii)                 the creation of a non-wholly owned Subsidiary of the Company, other than any non-wholly owned Subsidiary that is an operating joint venture or similar arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice.

(b)                                 The consummation of any transaction or series of related transactions involving the Company or any of its Subsidiaries, on the one hand, and any Legacy Stockholder, Director or Affiliate of any Legacy Stockholder or Director (including, for the avoidance of doubt, any Upper-Tier Investor), on the other hand, other than (i) a transaction or series of related transactions that is (A) consummated in the ordinary course of business of the Company or such Subsidiary, (B) on arm’s length terms and (C) de minimis in nature (it being understood that any transaction or series of related transactions that involves goods, services, property or other consideration valued in excess of $10,000 shall not be deemed to be de minimis), (ii) any transaction contemplated by the Transaction Fee Agreement, the Management Fee Agreement, any Management Agreement or any successor agreement thereto (excluding any transactions contemplated by material amendments to the foregoing agreements), and (iii) an acquisition of Additional Securities by a Preemptive Stockholder pursuant to an exercise of its Preemptive Rights pursuant to Section 4.04; provided, that all of the other Preemptive Stockholders are entitled to Preemptive Rights with respect to such acquisition (each such transaction, a “Related Party Transaction”), shall in each case require the approval of a majority of the Directors, other than those Directors that are (or whose Affiliates are) party to such Related Party Transaction or have been designated by the Legacy Class A Stockholders that are party, or whose Affiliates are party to, such Related Party Transaction (such approval, a “Disinterested Director Approval”).

SECTION 5.04.                                   Board Observers.

(a)                                 Each Major Stockholder shall be entitled to designate one (1) Board Observer; provided, that if such Major Stockholder ceases to hold at least fifty percent (50%) of the Class A Shares that it held as of the date hereof, it shall no longer be entitled to designate a Board Observer.  EMI shall be entitled to designate two (2) employees of the Company or its Subsidiaries to serve as Board Observers; provided, that (A) if EMI ceases to hold one-hundred percent (100%), but continues to hold at least fifty percent (50%), of the Class A Shares that it held as of the date hereof, EMI shall be entitled to designate one (1) employee of the Company or its Subsidiaries to serve as a Board Observer, and (B) if EMI ceases to hold fifty percent (50%) of the Class A Shares that it held as of the date hereof, it shall no longer be entitled to designate any Board Observers.

(b)                                 Each Board observer that any Legacy Class A Stockholder is entitled to designate pursuant to this Agreement (each, a “Board Observer”) shall have the right to attend (in person or telephonically, at each such Board Observer’s discretion) each meeting of the Board as an observer (and not as a Director) and shall not have the right to vote at any such meeting or act on behalf of the Board; provided, that such Board Observer may be excluded from all or any portion of any such meeting to the extent that the Board determines in good faith and upon the advice of counsel to the Company that such exclusion is required to preserve the attorney-client privilege between the Company and its counsel, or to the extent the respective interests of the Company and its Subsidiaries, and those of the Legacy Class A Stockholder that such Board Observer represents (or its Affiliates or Upper-Tier Investors), as to the matter(s) to be discussed or actions to be taken during such portion of such meeting, conflict or could be perceived to conflict (in the good faith judgment of the Board); provided, further, that any exclusion of a Board Observer from all or any portion of any meeting for any reason other than as set forth in the immediately preceding proviso shall require the prior written consent of the Legacy Class A Stockholder that is entitled to designate such Board Observer pursuant to this Article V (such consent not to be unreasonably withheld, conditioned or delayed).

The Company will send, or cause to be sent, to each Board Observer the notice of the time and place of any such meeting in the same manner and at the same time as notice is sent to the Directors.  The Company shall also provide, or cause to be provided, to each Board Observer copies of all notices, reports, minutes and other documents and materials at the same time and in the same manner as they are provided to the Directors; provided, that the failure to deliver or make available one or more of the items described in this sentence or the preceding sentence shall not affect the validity of any action taken by the Board.

SECTION 5.05.                                   Committees.

(a)                                 The Board may, by resolution, designate from among the Directors one or more committees (including an audit committee and a compensation committee) (each, a “Committee”), and delegate to such Committee such power, authority and responsibility as the Board determines is appropriate subject to the limitations set forth in the DGCL or in the establishment of the Committee; provided, however, that in no event shall the Board designate an executive committee or similar committee to exercise all or substantially all of the power of the Board when not in session; and provided, further, that each of the audit committee and the compensation committee shall comprise of four (4) Directors designated by the Apollo Stockholder so long as it is entitled to designate a Director to the Board and one (1) Director designated by each of the Principal Stockholders that is then entitled to designate a Director to the Board, except that following the Registration Statement Effective Date, the function and composition of the audit committee and the compensation committee shall comply with Applicable Governance Rules.  Notwithstanding the foregoing, for so long as any Legacy Class A Stockholder has Board Designation Rights, each Committee (other than, prior to the Registration Statement Effective Date, the audit committee and the compensation committee, and following the Registration Statement Effective Date subject to Applicable Governance Rules) shall comprise of such number of members that are consistent with, and reflects, the Board Designation Rights of the Legacy Class A Stockholders set forth in Section 5.01, and for so long as the Negative Control Condition is satisfied (but subject to all Applicable Governance Rules), the Board shall only delegate such power, authority and responsibility to a Committee in a manner that is consistent with, and that does not circumvent, the requirements set forth in Section 5.03(a).  For the avoidance of doubt, following the Registration Statement Effective Date, the ability of the Board to form a Committee shall be subject to the Applicable Governance Rules and the rights and responsibilities of any such Committee and its composition shall be subject to the Applicable Governance Rules and only to the extent they do not conflict with the Applicable Governance Rules, the provisions of this Agreement.  Subject to the other provisions of this Section 5.05, Board Observers shall be entitled to attend (in person or telephonically, at each such Board Observer’s discretion) Committee meetings as observers (and not as Directors that are members of such Committee) and shall not have the right to vote at any such meeting or act on behalf of such Committee and such attendance shall otherwise be conducted in a manner that is consistent with the other provisions of this Agreement (including the provisos of Section 5.04(b)), except where such attendance would be required to be disclosed pursuant to Applicable Governance

Rules (unless the Legacy Class A Stockholder entitled to designate such Board Observer consents to such disclosure and such disclosure is in fact made).

(b)                                 The provisions of this Article V (other than Sections 5.01, 5.02, and 5.04) relating to the Board and the Directors shall apply to each Committee and its members, mutatis mutandis.

SECTION 5.06.                                   Expense Reimbursement.  The Company and its Subsidiaries shall reimburse each Legacy Stockholder for all reasonable, out-of-pocket fees and expenses incurred in connection with: (a) conducting the activities of the Board and its Committees whether through a Director or a Board Observer, or (b) material transactions approved by the Board such as public offerings, private placements, financings, amendments to this Agreement and Registration Rights Agreement, recapitalizations and any transactions that would involve a Change of Control; provided, that (i) clause (a) shall not apply to EMI and EEH, and (ii) in the case of clause (b), such fees and expenses shall be reimbursed only if incurred in connection with the modification of such Legacy Stockholder’s rights and obligations solely as a Stockholder and as a result of the consummation of any such material transaction.

SECTION 5.07.                                   Controlled Company.

(a)                                 The Legacy Class A Stockholders agree and acknowledge that (i) by virtue of this Agreement, they will be acting as a “group” within the meaning of Section 13(d)(3) of the Exchange Act following the Registration Statement Effective Date for the purpose of causing the Company to qualify as a “controlled company” under Section 303A of the NYSE Listed Company Manual, and (ii) by virtue of the fact that the Legacy Class A Stockholders will own more than fifty percent (50%) of the Class A Shares outstanding as of the Registration Statement Effective Date (and therefore more than fifty percent (50%) of the voting power of the Class A Shares outstanding as of the Registration Statement Effective Date), the Company will qualify as of the Registration Statement Effective Date as a “controlled company” within the meaning of Section 303A of the NYSE Listed Company Manual.

(b)                                 For so long as the Company qualifies as a “controlled company” for purposes of the NYSE rules, the Company will elect to be a “controlled company” for purposes of the NYSE rules, and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination.  If the Company ceases to qualify as a “controlled company” for purposes of the NYSE rules, the Legacy Class A Stockholders and the Company will take whatever action may be reasonably necessary, if any, to cause the Company to comply with the NYSE rules as then in effect.

SECTION 5.08.                                   Additional Governance Matters.  Without limiting the generality of Section 8.02, each of the Legacy Class A Stockholders agrees that it shall vote its Class A Shares and any Class A Shares that it holds proxies or powers of attorney with respect to or execute consents, as the case may be, and take all other necessary action (including nominating and electing Director designees, and calling an annual or special meeting of Stockholders and causing their respective Director designees (if any) to vote for or approve or abstain from voting for or approving in respect of matters brought before the Board) in order to ensure that the composition of the Board is as set forth in this Article V and otherwise to give effect to the provisions of this Article V.  The nominating committee of the Board shall only nominate the applicable Director designee designated by such Legacy Class A Stockholder or Majority-in-Interest entitled to designate such seat on the Board; provided, that such designee satisfies the applicable qualification requirements.  Notwithstanding the foregoing provisions of this Article V, following the Registration Statement Effective Date, the rights of the Legacy Class A Stockholders under this Article V shall be subject to compliance with Applicable Governance Rules and, with respect to the compensation committee, subject to compliance with Section 162(m) of the Code and the related Treasury Regulations and Rule 16b-3 under the Exchange Act to the extent that the Board elects to satisfy Section 162(m)’s outside directors requirements or Rule 16b-3’s non-employee directors requirements.

SECTION 5.09.                                   Amendments to the Certificate of Incorporation and the Bylaws.  Each of the Legacy Class A Stockholders and the Legacy Class B Stockholders agrees that it shall not vote its Shares in favor of any amendment, modification or waiver of, or otherwise act to amend, modify or waive, any provision of the Certificate of Incorporation or the Bylaws in a manner that would disproportionately and materially adversely affect the interests of any Legacy Stockholder (in relation to any other Legacy Stockholder or class of Legacy Stockholders after taking into account or giving effect to the relative designations, preferences and/or special rights of the Shares held by such Legacy Stockholder or class of Legacy Stockholders immediately prior to such amendment, modification or waiver) without the written approval of such Legacy Stockholder.

ARTICLE VI
TRANSFERS OF SHARES

SECTION 6.01.                                   Restrictions on Transfers.

(a)                                 Until the earlier of (i) May 24, 2016 and (ii) the second (2nd) anniversary of the consummation of a Qualified Offering, except as provided in this Article VI (including Section 6.01(b) and Section 6.02) or with Disinterested Director Approval, no Legacy Stockholder shall Transfer all or any part of its Shares or any right pertaining thereto, including the right to vote or consent on any matter or to receive distributions or advances from the Company pursuant thereto.  Any such Transfer, either directly or indirectly, or issuance of Equity Securities by a Legacy Stockholder or its Upper-Tier Investors, with the purpose or effect of circumventing (as determined in good faith by the Board) the foregoing restriction, shall not be in compliance with the provisions of this Agreement, and shall be deemed a Transfer by such Legacy Stockholder of Shares in violation of this Agreement (and a breach of this Agreement by such Legacy Stockholder) and shall be null and void ab initio.  The restrictions on Transfer set forth in this Section 6.01 shall in any event expire upon a Change of Control.

(b)                                 The following Transfers of Class A Shares shall not be subject to the restrictions set forth in Section 6.01(a): (i) any Permitted Transfer, (ii) any Transfer of Shares in connection with a Drag-Along Sale, (iii) any Transfer of Class A Shares in connection with the valid exercise of Tag-Along Rights under Section 6.03, (iv) any Transfer of Class A Shares pursuant to a public offering in accordance with the Transferring Legacy Class A Stockholder’s exercise of registration rights pursuant to the Registration Rights Agreement, and (v) following the consummation of a Qualified Offering, but prior to the second (2nd) anniversary thereof and, in the case of any Transfer described in this clause (v), subject to the approval of the Board and after the application of the Company’s internal conflict of interest policies that are in effect at such time, any Transfer of Registrable Securities, as applicable, (1) pursuant to Rule 144 or pursuant to a block sale to a financial institution in the ordinary course of such Legacy Class A Stockholder’s or its Upper-Tier Co-Investor’s trading business, or (2) to such Legacy Class A Stockholder’s or its Upper-Tier Co-Investors’ investors or to charitable organizations.  Notwithstanding the foregoing, if a Legacy Class A Stockholder desires to effect a Transfer of Shares pursuant to clause (v) of the immediately preceding sentence, then prior to requesting Board approval of such Transfer, such requesting Legacy Class A Stockholder shall provide reasonable advance written notice to each of the other Legacy Class A Stockholders setting forth the number of Securities to be Transferred and if known, the price or the estimated price at which each such Security will be Transferred.

(c)                                  Notwithstanding anything to the contrary set forth in this Section 6.01 (including, for the avoidance of doubt, the last sentence of Section 6.01(a)), but subject to the provisions of Section 6.02: (i) until the earlier of (A) May 24, 2016 and (B) the second (2nd) anniversary of the consummation of a Qualified Offering, neither EMI nor its Upper-Tier Management Investors shall Transfer all or any part of its Class A Shares or EMI Units (as applicable) or any right pertaining thereto without the prior approval of the Board at any time, except as otherwise provided in clauses (i), (ii), (iii) and (iv) of Section 6.01(b); and (ii) except for a Transfer of Class B Shares in connection with a Drag-Along Sale or pursuant to a Permitted Transfer, a Threshold Capital Transaction, a Class B Exchange, a dissolution of EEH in accordance with the EEH Agreement or a repurchase pursuant to Section 6.07, no Legacy Class B Stockholder nor its Upper-Tier Management Investors (as applicable) shall Transfer all or any part of its Class B Shares or EEH Units (as applicable) or any right pertaining thereto without the prior approval of the Board at any time.

(d)                                 It shall be a condition precedent to any Transfer otherwise permitted or approved pursuant to this Article VI that:

(i)                                     the Transferor shall have provided to the Company prior written notice of such Transfer at least ten (10) Business Days in advance of the proposed date of such Transfer;

(ii)                                  the Transferee, in the case of a Transfer of Shares, shall agree in writing to be bound by this Agreement and shall have executed and delivered an Addendum Agreement and an addendum agreement to the Registration Rights Agreement in the form attached thereto;

(iii)                               the Transfer shall comply with all applicable federal, state or foreign laws, including securities laws;

(iv)                              the Transfer will not subject the Company to the registration or reporting requirements of the Investment Company Act of 1940, as amended;

(v)                                 the Transfer shall not impose any material liability or reporting obligation on the Company or any Legacy Stockholder (other than the Transferor or the Transferee) in any jurisdiction, whether domestic or foreign, or result in the Company any Legacy Stockholder (other than the Transferor or Transferee) becoming subject to the jurisdiction of any court or governmental entity anywhere, other than the states, courts and governmental entities in which the Company or such Legacy Stockholder is then subject to such material liability, reporting obligation or jurisdiction;

(vi)                              the Transfer shall not cause all or any portion of the assets of the Company to constitute “plan assets” under United States Employee Retirement Income Security Act of 1974, as amended, or the Code; and

(vii)                           upon the request of the Board, any Legacy Stockholder undertaking a Transfer of such Shares pursuant to this Article VI shall have delivered an opinion of counsel, in form and substance reasonably satisfactory to the Board that such Transfer complies with the conditions set forth in this Section 6.01(d)(i) through (vi).  The Board may also request officer certificates and representations and warranties from the Transferee and Transferor as to the matters set forth in this Section 6.01(d) and such other factual matters relating to the Transfer as the Board may reasonably request.

(e)                                  Notwithstanding anything to the contrary contained in this Agreement, upon the consummation of any Transfer permitted pursuant to this Article VI of (i) EMI Corresponding Class A Shares attributable to any EMI Member or (ii) EEH Corresponding Shares attributable to any EEH Member, if such EMI Member or EEH Member, as applicable, owes any amount pursuant to any Management Loan, then until such time as all outstanding amounts under such Management Loan have been repaid in full, EMI or EEH, as applicable, shall direct payment of the applicable consideration received pursuant to such Transfer first to the repayment of such Management Loan, or, to the extent such consideration is received by EMI or EEH, such Legacy Stockholder shall pay such amounts to the Company as lender under such Management Loan.

SECTION 6.02.                                   Certain Transfers Permitted at Any Time.  Notwithstanding anything to the contrary contained in Section 6.01 (other than the provisions of clause (d) of Section 6.01, which shall be applicable in any event), any Transfer by any Legacy Stockholder of all or any portion of its respective Shares (including, for the avoidance of doubt, by the issuance of Equity Securities by such Legacy Stockholder or its Upper-Tier Investor), (a) in the case of a Legacy Class A Stockholder (other than EMI) to an Affiliate of such Legacy Stockholder (other than a “portfolio company” of a Transferring Stockholder or any entity controlled by such

“portfolio company”), (b) (I) solely with respect to Upper-Tier Management Investors of EMI, Transfers of EMI Units among such Upper-Tier Management Investors; provided, however, that no such Upper-Tier Management Investor shall Transfer to another Upper-Tier Management Investor more than twenty percent (20%) of the number of EMI Units issued by EMI to such Transferring Upper-Tier Management Investor; and (II) solely with respect to EMI and EEH, any Transfers of Class A Shares, EMI Units or EEH Units to (x) a spouse, lineal ancestor, lineal descendant, legally adopted child, brother or sister of such Upper-Tier Management Investor of EMI or EEH or (y) a lineal descendant or legally adopted child of a brother or sister of any Person described in the immediately preceding clause (x) (any Person described in the immediately preceding clause (x) or (y), a “Family Member”) or to a trust or other entity whose sole and exclusive beneficiaries are such EMI or such EEH Upper-Tier Management Investor and/or Family Members of such EMI or EEH Upper-Tier Management Investor; provided, that any such Transfer described in clause (I) or (II) of this Section 6.02 would not result in a violation of applicable law, including U.S. federal or state securities laws and such Transferee executes and delivers to the Company an Addendum Agreement, (c) in the case of a Legacy Class A Stockholder (other than EMI) any Transfer by an Upper-Tier Co-Investor of such Legacy Class A Stockholder that involves the issuance of Equity Securities of a Person that controls, directly or indirectly, such Upper-Tier Co-Investor, so long as such Person owns material assets in addition to its interest in such Upper-Tier Co-Investor and such Transfer or issuance is pursuant to a bona fide transaction and not with the purpose or effect of circumventing (as determined in good faith by the Board) the restrictions on Transfer set forth herein, or (d) in the case of the Apollo Stockholder, a Transfer by an investor holding direct or indirect passive non-control equity interests in such Apollo Stockholder of such interests to another similarly situated outside investor in accordance with the constituent terms of the governing documents of the Apollo Stockholder (each such Transfer, a “Permitted Transfer,” and each such Person receiving Shares pursuant to Transfers described in clauses (a) through (d) above, a “Permitted Transferee”) shall be permitted at any time without prior approval of the Board. Notwithstanding anything to the contrary in this Agreement, (A) a Transfer of Class A Shares by a Legacy Class A Stockholder in a public offering in accordance with such Transferring Legacy Class A Stockholder’s exercise of registration rights pursuant to the Registration Rights Agreement shall be permitted at any time without prior approval of the Board and shall not be subject to the requirements of Section 6.01(d) (other than clauses (iii), (iv) and (vi) of Section 6.01(d)), and (B) a Transfer of Class A Shares by a Legacy Class A Stockholder described in Section 6.01(b)(v)(1) shall not be subject to the requirements of Section 6.01(d) (other than clauses (iii), (iv) and (vi) of Section 6.01(d)).

SECTION 6.03.                                   Tag-Along Rights.

(a)                                 Subject to Section 6.05 below, in the event that any Legacy Class A Stockholder (the “Tag-Along Seller”) shall propose to Transfer any of its Class A Shares to any Person or Persons (“Proposed Tag-Along Purchaser”), including (for the avoidance of doubt) another Legacy Stockholder or Legacy Stockholders, in a Transfer permitted or approved in accordance with this Agreement (other than (i) pursuant to a Permitted Transfer, (ii) pursuant to a Drag-Along Sale, (iii) pursuant to a public offering in accordance with the Tag-Along Seller’s exercise of registration rights pursuant to the Registration Rights Agreement, or (iv) following the consummation of a Qualified Offering) (a “Tag-Along Sale”), each other Legacy Class A Stockholder holding Class A Shares shall have the right and option (“Tag-Along Rights”), but not the obligation, to participate in such Tag-Along Sale, at the same price per Class A Share as the Tag-Along Seller (which shall take into account all consideration proposed to be paid by the Proposed Tag-Along Purchaser to the Tag-Along Seller in connection with such Tag-Along Sale) and on the same terms as the Tag-Along Sale proposed by the Tag-Along Seller by Transferring up to its Maximum Tag-Along Portion.

(b)                                 Such Tag-Along Seller shall notify each Legacy Class A Stockholder of any proposed Tag-Along Sale at least thirty (30) days prior to the proposed effective date of such proposed Tag-Along Sale (a “Tag-Along Notice”), which notice may be delivered only following compliance with all of the provisions of Section 6.05, if applicable.  Any Tag-Along Notice shall set forth that the Proposed Tag-Along Purchaser has been informed of the Tag-Along Rights in Section 6.03(a) and has agreed to purchase Class A Shares held by the Legacy Class A Stockholders, the number of Class A Shares proposed to be Transferred to the Proposed Tag-Along Purchaser, the identity of the Proposed Tag-Along Purchaser, the amount and type of consideration proposed to be paid per Class A Share, the terms of the Proposed Tag-Along Purchaser’s financing, if any, the proposed effective date for the Tag-Along Sale and any other terms and conditions of the Transfer (the “Tag-Along Terms”).

(c)                                  Each other Legacy Class A Stockholder (each, a “Tag-Along Stockholder”) may exercise its Tag-Along Rights in connection with a Tag-Along Sale described in a Tag-Along Notice by delivering notice to the Tag-Along Seller within twenty (20) days from the date of receipt of the Tag-Along Notice.  The Tag-Along Rights of the Tag-Along Stockholders pursuant to this Section 6.03 shall terminate with respect to such proposed Transfer if not exercised within such twenty (20)-day period.  Such notice from a Tag-Along Stockholder shall specify the number of Class A Shares which such Tag-Along Stockholder wishes to include in the proposed Transfer if less than the Maximum Tag-Along Portion.  In no event shall any Tag-Along Stockholder be permitted to sell more than its Maximum Tag-Along Portion in connection with a Tag-Along Sale.  The exercise by a Tag-Along Stockholder of Tag-Along Rights as set forth in such notice (the “Tag-Along Exercise”) shall be irrevocable, and, to the extent such offer is accepted, the Tag-Along Stockholder shall be bound and obligated to Transfer on the same terms and conditions, with respect to each Class A Share Transferred, as the Tag-Along Seller, up to such number of Class A Shares specified in such Tag-Along Exercise; provided, however, that if the principal terms of the Tag-Along Sale change with the result that the per Class A Share price shall be less than the per Class A Share price set forth in the Tag-Along Notice or the other terms and conditions shall be less favorable to the Tag-Along Stockholders than those set forth in the Tag-Along Notice, such Tag-Along Stockholder shall have five (5) Business Days to consider such changes and shall be permitted to withdraw its Tag-Along Exercise by written notice to the Tag-Along Seller and upon such withdrawal shall be released from its obligations thereunder.

(d)                                 The Tag-Along Seller shall attempt to obtain the inclusion in the Tag-Along Sale of (i) all of the Class A Shares that each Tag-Along Stockholder has elected to Transfer in its Tag-Along Exercise, and (ii) all of the Class A Shares that the Tag-Along Seller proposed to Transfer in its Tag-Along Notice (such Class A Shares collectively, the “Tag-Along Stock”).  In the event the Tag-Along Seller shall be unable to obtain the inclusion of such entire number of Tag-Along Stock in the Tag-Along Sale, the number of Tag-Along Stock shall be allocated among the Tag-Along Stockholders which have delivered a Tag-Along Exercise in accordance with Section 6.03(c) and the Tag-Along Seller in proportion, as nearly as practicable, as follows:

(i)                                     there shall be first allocated to each such Tag-Along Stockholder a number of Class A Shares equal to the lesser of (A) the number of Class A Shares included by such Tag-Along Stockholder in its Tag-Along Exercise, and (B) a number of Class A Shares equal to (x) the number of Class A Shares that the Proposed Tag-Along Purchaser has agreed to acquire in such Tag-Along Sale, multiplied by (y) such Tag-Along Stockholder’s Legacy Class A Pro Rata Portion;

(ii)                                  there shall then be allocated to the Tag-Along Seller a number of Class A Shares equal to the lesser of (A) the number of Class A Shares included by the Tag-Along Seller in its Tag-Along Notice, and (B) a number of Class A Shares equal to (x) the number of Class A Shares that the Proposed Tag-Along Purchaser has agreed to acquire in such Tag-Along Sale, multiplied by (y) such Tag-Along Seller’s Legacy Class A Pro Rata Portion; and

(iii)                               the balance, if any, not allocated pursuant to clauses (i) and (ii) above shall be allocated to the Tag-Along Seller, or in such other manner as the Tag-Along Seller may otherwise agree.

(e)                                  Following the expiration of the twenty (20)-day period referred to in Section 6.03(c), the Tag-Along Seller shall notify each Tag-Along Stockholder, which shall have exercised its Tag-Along Rights in accordance with this Section 6.03, of the number of Tag-Along Stock that such Tag-Along Stockholder may include in the Tag-Along Sale pursuant to this Section 6.03.  Each such Tag-Along Stockholder shall then be entitled and obligated to sell to the Proposed Tag-Along Purchaser such number of Tag-Along Stock on the Tag-Along Terms, subject to the proviso in Section 6.03(c).  Each participating Tag-Along Stockholder shall, and shall cause each of its Affiliates (including any of its Upper-Tier Co-Investors and in the case of EMI, its Upper-Tier Management Investors) to, cooperate in connection with such Tag-Along Sale and take all steps reasonably necessary or reasonably requested by the Company, the Tag-Along Seller, the Proposed Tag-Along Purchaser and the other participating Tag-Along Stockholders to Transfer its Tag-Along Stock in such Tag-Along Sale to the Proposed Tag-Along Purchaser and otherwise consummate such Tag-Along Sale on the Tag-Along Terms (including by executing any purchase agreements, escrow agreements or related documents, including instruments of Transfer and providing customary several, but not joint, representations, warranties and indemnities concerning such participating Tag-Along Stockholder’s valid ownership of its Tag-Along Stock, free and clear of all Liens and encumbrances (other than those arising under this Agreement, applicable securities laws or in connection with such Tag-Along Sale) and such Tag-Along Stockholder’s authority, power and right to enter into and consummate agreements relating to such transactions without violating any applicable law or other agreement; provided, however, that such agreements, documents or instruments shall not contain any non-competition or similar restrictive covenants).  Without limiting the generality of the immediately preceding sentence, each participating Tag-Along Stockholder and the Tag-Along Seller shall, subject to the provisions of any definitive agreement (including any limitations on indemnification set forth therein) entered into in connection with such Tag-Along Sale, indemnify, defend and hold harmless the Proposed Tag-Along Purchaser in any Tag-Along Sale, pro rata in accordance with the amount of consideration received by such Tag-Along Stockholder or the Tag-Along Seller, as applicable, in connection with such Tag-Along Sale as a proportion of the aggregate amount of consideration received by all such Tag-Along Stockholders and the Tag-Along Seller in connection with such Tag-Along Sale, from and against any losses, damages and liabilities arising from or in connection with (i) any breach of any representation, warranty, covenant or agreement of the Company in connection with such Tag-Along Sale, and (ii) any other indemnification obligation in connection with such Tag-Along Sale relating to the business or potential liabilities of the Company and its Subsidiaries; provided, that (A) the terms of such indemnification obligation applicable to each Tag-Along Stockholder shall be consistent with terms applicable to the Tag-Along Seller, (B) such indemnification obligation shall be several and not joint, and (C) the aggregate maximum amount of such indemnification obligation shall not exceed the amount of consideration received by such Tag-Along Stockholder or the Tag-Along Seller in connection with such Tag-Along Sale.  All reasonable fees and expenses incurred by the Tag-Along Seller and each Tag-Along Stockholder (including in respect of financial advisors, accountants and counsel) in connection with a Tag-Along Sale pursuant to this Section 6.03 shall be shared by the Tag-Along Seller and each Tag-Along Stockholder participating in such Tag-Along Sale pro rata in accordance with the amount of proceeds to be received by the Tag-Along Seller and each such Tag-Along Stockholder in such Tag-Along Sale.

(f)                                   In the event that, following delivery of a Tag-Along Notice, the twenty (20)-day period set forth in Section 6.03(c) shall have expired without any valid exercise of the rights under Section 6.03(c) by any Tag-Along Stockholder, the Tag-Along Seller shall have the right, during the ninety (90)-day period following the expiration of such twenty (20)-day period, to Transfer to the Proposed Tag-Along Purchaser, its Shares on the Tag-Along Terms without any further obligation under this Section 6.03.  In the event that the Tag-Along Seller shall not have consummated such Transfer within such ninety (90)-day period, any subsequent proposed Tag-Along Sale shall once again be subject to the terms of this Section 6.03.

(g)                                  If any amount is outstanding pursuant to a Management Loan, then until such time as all outstanding amounts under such Management Loan have been repaid in full, the net proceeds from such Tag-Along Sale otherwise payable to EMI shall first be applied to repay such Management Loan or such portion thereof as may be repaid with such net proceeds as if such net proceeds based on the provisions set forth in Section 4.02(c)(ii) were distributed by the Company in accordance therewith.

(h)                                 The provisions of this Section 6.03 shall terminate upon the earlier of the consummation of a Qualified Offering and the consummation of a Change of Control.

SECTION 6.04.                                   Drag-Along Rights.

(a)                                 In the event that (i) (A) the Company or any Legacy Class A Stockholder (the “Prospective Drag-Along Seller”) receives an offer from a third party (which, for the avoidance of doubt, shall not include any Legacy Class A Stockholder, any Upper-Tier Investor or any of their respective Affiliates) (a “Drag-Along Purchaser”) to purchase or otherwise acquire a number of Class A Shares (whether directly or indirectly, including for the avoidance of doubt, through a Transfer of the direct or indirect Equity Securities of any or all of the Legacy Stockholders) in a transaction (or series of related transactions) that would result in a Change of Control, (B) such transaction has been approved by a Special Board Approval, (C) at least eighty percent (80%) of the consideration offered by the Drag-Along Purchaser consists of cash or Marketable Securities, and (D) the MOIC implied in such transaction would be at least two (2) (such transaction, a “Drag-Along Sale”), or (ii) following May 24, 2017, such Drag-Along Sale has been approved by the Apollo Stockholder or the Legacy Class A Stockholders holding in the aggregate at least forty percent (40%) of the Class A Shares then held by the Legacy Class A Stockholders (in which case, for the avoidance of doubt, such Drag-Along Sale must satisfy the requirements set forth in clauses (i)(A), (i)(C) and (i)(D) above, but no other approval, including a Special Board Approval pursuant to clause (i)(B) of this Section 6.04(a) shall be required), then the Prospective Drag-Along Seller shall provide written notice to each Legacy Stockholder at least thirty (30) days prior to the proposed effective date of the proposed Drag-Along Sale (the “Drag-Along Notice”) which notice shall set forth that the Drag-Along Purchaser has been informed of the provisions of this Section 6.04 and has agreed to consummate a Drag-Along Sale, the number of Class A Shares (the “Drag-Along Shares”) proposed to be acquired in such proposed Drag-Along Sale by the Drag-Along Purchaser (where applicable), the identity of the Drag-Along Purchaser, the amount and type of consideration proposed to be paid per Drag-Along Stock, the proposed closing date of such proposed Drag-Along Sale and any other material terms and conditions of such proposed Drag-Along Sale (the “Drag-Along Terms”).

(b)                                 If the Prospective Drag-Along Seller consummates the proposed Drag-Along Sale, each Legacy Class A Stockholder shall (i) be bound and obligated to sell its Drag-Along Portion of its Class A Shares in the proposed Drag-Along Sale on the Drag-Along Terms; and (ii) shall receive the same form and amount of consideration per Class A Share to be received by each other Legacy Class A Stockholder in such proposed Drag-Along Sale for its Class A Stock.  If any Legacy Class A Stockholder is given an option as to the form and amount of consideration to be received, each other Legacy Class A Stockholder will be given the same option.  Unless otherwise agreed by the Legacy Class A Stockholders, any non-cash consideration shall be allocated among the Class A Shares held by the Legacy Class A Stockholders pro rata based on the aggregate amount of such consideration to be received in respect of such Class A Shares.  If the Prospective Drag-Along Seller has not completed the proposed

Drag-Along Sale within 180 days after the date of delivery of the Drag-Along Notice, the Drag-Along Notice shall be null and void, each Legacy Class A Stockholder shall be released from its obligations under the Drag-Along Notice and it shall be necessary for a separate Drag-Along Notice to be furnished and the terms and provisions of this Section 6.04 separately complied with, in order to consummate such proposed Drag-Along Sale pursuant to this Section 6.04; provided, however, that if a Majority-in-Interest shall have executed a definitive agreement within such period, the terms of any such definitive agreement shall continue to apply to such Drag-Along Sale and the Legacy Class A Stockholders shall not be released from their obligations under this Section 6.04 unless and until such definitive agreement is terminated.

(c)                                  Each Legacy Stockholder shall, and shall cause each of its Affiliates (including any Upper-Tier Investors) to, cooperate in connection with the Drag-Along Sale and take all steps reasonably necessary or reasonably requested by the Company, the Drag-Along Purchaser and the other Legacy Stockholders to Transfer its Drag-Along Stock in such Drag-Along Sale to the Drag-Along Purchaser (or cancel its Class B Shares to the extent required pursuant to Section 6.04(d) in the case of Legacy Class B Stockholders) and otherwise consummate the Drag-Along Sale on the Drag-Along Terms (including by waiving any appraisal or dissenter’s rights that may exist under any applicable law, voting for or consenting to any merger, consolidation, sale of assets or similar transaction, executing any purchase agreements, merger agreements, escrow agreements or related documents, including instruments of Transfer and providing customary several, but not joint, representations, warranties and indemnities concerning such Legacy Stockholder’s valid ownership of its Shares, free and clear of all Liens and encumbrances (other than those arising under applicable securities laws or in connection with the Drag-Along Sale) and such Legacy Stockholder’s authority, power, and right to enter into and consummate agreements relating to such transactions without violating any applicable law or other agreement; provided, however, that such agreements, documents or instruments shall not contain any non-competition or similar restrictive covenants).  Without limiting the generality of the immediately preceding sentence, each Legacy Stockholder shall, subject to the provisions of any definitive agreement (including any limitations on indemnification set forth therein) entered into in connection with a Drag-Along Sale, indemnify, defend and hold harmless the Drag-Along Purchaser in any Drag-Along Sale, pro rata in accordance with the amount of consideration received by such Legacy Stockholder in connection with such Drag-Along Sale as a proportion of the aggregate amount of consideration received by all such Legacy Stockholders in connection with such Drag-Along Sale, from and against any losses, damages and liabilities arising from or in connection with (i) any breach of any representation, warranty, covenant or agreement of the Company in connection with such Drag-Along Sale, and (ii) any other indemnification obligation in connection with such Drag-Along Sale relating to the business or potential liabilities of the Company and its Subsidiaries; provided, that (A) if the Prospective Drag-Along Seller is a Legacy Class A Stockholder, the terms of such indemnification obligation applicable to each other Legacy Stockholder shall be consistent with terms applicable to the Prospective Drag-Along Seller, (B) such indemnification obligation shall be several and not joint, and (C) the aggregate maximum amount of such indemnification obligation shall not exceed the amount of consideration received by such Legacy Stockholder in connection with such Drag-Along Sale.

(d)                                 For the avoidance of doubt and notwithstanding anything to the contrary herein, (i) if any amount is outstanding pursuant to a Management Loan, then until such time as all outstanding amounts under such Management Loan have been repaid in full, the net proceeds from such Drag-Along Sale otherwise payable to EMI or EEH, as applicable, shall first be applied to repay such Management Loan or such portion thereof as may be repaid with such net proceeds based on the provisions set forth in Section 4.02(c)(ii) as if such net proceeds were distributed by the Company in accordance therewith, and (ii)  all outstanding Class B Shares shall be automatically cancelled upon the consummation of a Drag-Along Sale in accordance with this Section 6.04, and each Legacy Class B Stockholder shall, subject to the terms and provisions of this Agreement (including, for the avoidance of doubt, clause (i) of this Section 6.04(d)), be entitled to receive, in connection with such Drag-Along Sale in respect of its Class B Shares that were cancelled in such Drag-Along Sale, an amount equal to the amount, if any, that would be distributable to the Legacy Class B Stockholders if an amount equal to the product of (A) the aggregate consideration paid to the Legacy Class A Stockholders for their Class A Shares in the Drag-Along Sale and (B) a fraction, (1) the numerator of which is the aggregate number of Class A Shares outstanding immediately prior to the consummation of such Drag-Along Sale held by the Legacy Class A Stockholders and (2) the denominator of which is the aggregate number of Class A Shares acquired by the Drag-Along Purchaser in such Drag-Along Sale, was treated as a distribution of Capital Proceeds pursuant to the Certificate of Incorporation.

(e)                                  Notwithstanding clause (ii) of Section 6.04(d), but subject to clause (i) of Section 6.04(d) and in accordance with Section 6.04(c)), in connection with any Drag-Along Sale, the Company and the Prospective Drag-Along Seller may, in their sole discretion, structure such Drag-Along Sale such that some or all of the Class B Shares are either (i) exchanged by the Company for newly issued Class A Shares pursuant to a Class B Exchange in accordance with the Certificate of Incorporation immediately prior to such Drag-Along Sale, which Class A Shares shall either be (A) freely transferable under federal securities laws by the Class B Stockholders under a resale registration statement to be filed concurrently with or as soon as reasonably practicable following such Drag-Along Sale and the Company shall use its reasonable best efforts to ensure such registration statement is maintained effective at all times thereafter pursuant to applicable federal securities laws, or (B) sold in connection with such Drag-Along Sale, or (ii) sold directly to the Drag-Along Purchaser pursuant to such Drag-Along Sale; provided, that in no event shall the Legacy Class B Stockholders be entitled to receive consideration from such Drag-Along Sale that is less than or in excess of what they would have otherwise received pursuant to a Class B Exchange in accordance with the Certificate of Incorporation if the remaining Class B Shares were exchanged by the Company as if all Class A Shares then held by the Specified Stockholders were being sold at the per Class A Share purchase price being paid by the Drag-Along Purchaser in such Drag-Along Sale.  For the avoidance of doubt, the Legacy Class B Stockholders shall receive the same form of consideration paid to the Legacy Class A Stockholders in connection with such Drag-Along Sale.

(f)                                   The provisions of this Section 6.04 shall terminate upon the consummation of a Change of Control.

SECTION 6.05.                                   Right of First Refusal.

(a)                                 In the event that any Legacy Class A Stockholder shall propose to Transfer any of its Class A Shares to any Person or Persons (the “Proposed ROFR Purchaser”) (other than (i) pursuant to a Permitted Transfer, (ii) pursuant to a Drag-Along Sale, (iii) pursuant to the valid exercise of Tag-Along Rights pursuant to Section 6.03, (iv) any Transfer of Class A Shares pursuant to a public offering in accordance with the Transferring Legacy Class A Stockholder’s exercise of registration rights pursuant to the Registration Rights Agreement or (v) following the consummation of a Qualified Offering), such Legacy Class A Stockholder (the “Offering Class A Stockholder”) shall deliver a written notice (the “ROFR Notice”) to the Company, the Apollo Stockholder, each Major Stockholder, each Principal Stockholder and any Legacy Stockholder that is a Permitted Transferee of the foregoing (collectively, the “Eligible Class A Stockholders” and each, an “Eligible Class A Stockholder”) specifying in reasonable detail the number of Class A Shares proposed to be Transferred in such transaction (the “Specified Class A Shares”), the offered purchase price per Class A Share therefor, which must be in cash (the “ROFR Purchase Price”), and any other material terms and conditions (the “ROFR Purchase Terms”).

(b)                                 For a period of twenty (20) days after the ROFR Notice has been delivered to the Eligible Class A Stockholders (the “Eligible Class A Stockholder Option Period”), each Eligible Class A Stockholder shall be entitled to purchase up to its Maximum ROFR Portion of the Specified Class A Shares by delivering a written notice (an “Exercise Notice”) to the Offering Class A Stockholder and the Company prior to the expiration of the Eligible Class A Stockholder Option Period, specifying the number of Specified Class A Shares to be purchased at the ROFR Purchase Price (up to such Eligible Class A Stockholder’s Maximum ROFR Portion), its agreement (if applicable) to purchase Excess Specified Class A Shares (as defined below) and the amount thereof, and its acceptance of the ROFR Purchase Terms.  The failure of an Eligible Class A Stockholder to respond within the Eligible Class A Stockholder Option Period shall be deemed to be a waiver of such Eligible Class A Stockholder’s rights under this Section 6.05(b) with respect to such Transfer.  If any Eligible Class A Stockholder does not fully subscribe for its Maximum ROFR Portion of Specified Class A Shares that it is entitled to purchase pursuant to this Section 6.05(b), then each other fully participating Eligible Class A Stockholder who shall have elected to do so in its Exercise Notice shall have the right to purchase that percentage of the Specified Class A Shares not so subscribed for (the “Excess Specified Class A Shares”) determined by dividing (i) the number of Class A Shares then held by such fully participating Eligible Class A Stockholder, by (ii) the aggregate number of Class A Shares then owned by all fully participating Eligible Class A Stockholders who elected to purchase their Maximum ROFR Portion of Specified Class A Shares.  The procedure described in the immediately preceding sentence shall be repeated until there are no remaining Excess Specified Class A Shares or all fully participating Eligible Class A Stockholders have been given the opportunity to purchase such Excess Specified Class A Shares elected in their respective

Exercise Notices.  If any Excess Specified Class A Shares remain following the completion of such procedure, then for a period of twenty (20) days following the completion of such procedure (the “Company Option Period”), the Company shall be entitled to purchase all or any portion of such remaining Excess Specified Class A Shares by delivering a written notice to the Offering Class A Stockholder and the Eligible Class A Stockholders prior to the expiration of the Company Option Period, specifying the number of remaining Excess Specified Class A Shares to be purchased at the ROFR Purchase Price and its acceptance of the ROFR Purchase Terms.  The failure of the Company to deliver such written notice within the Company Option Period shall be deemed to be a waiver of the Company’s rights under this Section 6.05(b) with respect to such proposed Transfer of the Specified Class A Shares.

(c)                                  If the Company and the Eligible Class A Stockholders do not elect in the aggregate to purchase all of the Specified Class A Shares within the Eligible Class A Stockholder Option Period or the Company Option Period (as applicable), then, provided that the Offering Class A Stockholder has also complied with the provisions applicable to a Tag-Along Seller under Section 6.03, to the extent applicable, the Offering Class A Stockholder may Transfer all of such Specified Class A Shares not purchased by the Company and the Eligible Class A Stockholders pursuant to this Section 6.05 (except to the extent reduced pursuant to the exercise of Tag-Along Rights) to the Proposed ROFR Purchaser at a price that is not less than the ROFR Purchase Price and on terms that are not materially more favorable in the aggregate to the Proposed ROFR Purchaser than the ROFR Purchase Terms, but only to the extent such Transfer is completed within one-hundred and twenty (120) days after the expiration of the Eligible Class A Stockholder Option Period or the Company Option Period (as applicable).  If such Transfer to the Proposed ROFR Purchaser is not completed within such period for any reason, the Offering Class A Stockholder and the Specified Class A Shares shall again be subject to the provisions of this Section 6.05 in connection with any future attempt to Transfer all or any portion of its Class A Shares and no Transfer of such Specified Class A Shares may be made thereafter by the Offering Class A Stockholder without again offering the same to the Eligible Class A Stockholders and the Company in accordance with this Section 6.05.

(d)                                 The closing of the purchase by the Company or the Eligible Class A Stockholders of any Specified Class A Shares pursuant to Section 6.05(b), shall be held at the principal executive office of the Company at 11:00 a.m., Eastern time, on the thirtieth (30th) day after the delivery of the Exercise Notices by the Eligible Class A Stockholders or the written notice by the Company required under Section 6.05(b), as the case may be, and as may be extended for up to an additional thirty (30) days if the approval of any Governmental Authority is required to be obtained in connection with such transaction, or at such other time or place as the participating Eligible Class A Stockholders or the Company, as the case may be, and the Offering Class A Stockholder shall agree.  At such closing, the Offering Class A Stockholder shall pay all requisite transfer taxes payable in connection with such transaction and shall Transfer such number of Specified Class A Shares purchased pursuant to Section 6.05(b) to the participating Eligible Class A Stockholders or the Company, as applicable, free and clear of any Liens (other than those arising under applicable securities laws, under this Agreement or in connection with such transaction) and such Offering Class A Stockholder shall represent and warrant that it is the beneficial and record owner of such Specified Class A Shares and that it holds such Specified Class A Shares free and clear of any Liens.  Such Offering Class A Stockholder shall also deliver to the participating Eligible Class A Stockholders and the Company, as applicable, such other documents and instruments of Transfer as may be reasonably requested by the participating Eligible Class A Stockholders and the Company, as applicable.  Each Eligible Class A Stockholder and the Company, as applicable, shall deliver at such closing, payment in full in immediately available funds for the Specified Class A Shares purchased by it.

(e)                                  The provisions of this Section 6.05 shall terminate upon the earlier of the consummation of a Qualified Offering and the consummation of a Change of Control.

SECTION 6.06.                                   Effect of Repurchases and Transfers.

(a)                                 Unless otherwise expressly specified in this Agreement, any Class A Shares repurchased by the Company in accordance with the terms of this Agreement shall not be automatically cancelled and instead shall, unless the Board elects otherwise, be held available for reissuance by the Company subject to Section 5.03; provided, that so long as such Class A Shares are so held by the Company, such Class A Shares shall not entitle the Company to any voting or other rights otherwise associated with issued and outstanding Class A Shares.

(b)                                 When any Shares are Transferred in accordance with the terms of this Agreement, the Company shall cause such Transfer to be registered on the books of the Company, including Schedule A.  The Transferee will succeed to the attributes of the Transferor of the Transferred Shares (including, for the avoidance of doubt, Capital Contributions, Unpaid Class A Preferred Return, Unrecovered Capital, Prior Distributions, in each case, as such terms are defined in the Certificate of Incorporation) for purposes of applying the provisions of the Certificate of Incorporation to such Transferred Shares, except as otherwise provided in any amendment to this Agreement joining the Transferee as a Party.  If the Transferee already owns Shares, any calculations or determination to be made under the Certificate of Incorporation shall be made separately with respect to the Transferred Shares and the Shares already owned.

SECTION 6.07.                                   Repurchase; Forfeiture.

(a)                                 General.  Each of Section 6.07(a), Section 6.07(b) and Section 6.07(c) are subject to (i) with respect to Class A Shares issued to EMI, the provisions of the Subscription Agreement and (ii) with respect to Class B Shares issued to EEH, the MIP Agreement.  All Transferees of EMI and EEH shall be subject to Section 6.07(a), Section 6.07(b) and Section 6.07(c).

(b)                                 Vesting Schedule.  Subject to Section 4.02(d), the Class B Shares shall vest in accordance with the terms and conditions of the MIP Agreement and related Award Agreement governing the issuance of such Class B Shares.

(c)                                  Share Redemption and Forfeiture.

(i)                                     Class B Shares issued to EEH shall be subject to forfeiture to the Company and repurchase by the Company as provided in the MIP Agreement, and Class A Shares issued to EMI shall be subject to repurchase by the Company, as provided in the Subscription Agreement.

(ii)                                  If any amount is outstanding pursuant to a Management Loan as of the date of such repurchase of Class A Shares or Class B Shares, then the purchase price for such Class A Shares or Class B Shares, as applicable, shall first be applied to repay such Management Loan or such portion thereof pursuant to the terms of such Management Loan as if such purchase price were distributed by the Company in accordance therewith.

For the avoidance of doubt, any Class A Shares or Class B Shares repurchased pursuant to this Section 6.07 shall be deemed forfeited in full as of the time of receipt of payment therefore, whether in cash or by note or in accordance with Section 6.07(c)(ii) or Section 6.07(d)(ii), and consequently, the holder thereof shall not be entitled to any cash distributions in respect of such Class A Shares or Class B Shares for any period thereafter, including during the time that any note issued by the Company in respect of the purchase price of such Class A Shares or Class B Shares pursuant to this Section 6.07 remains outstanding.

(d)                                 Repurchases Upon Request.

(i)                                     Notwithstanding anything to the contrary in this Agreement, any EEH Member (other than the CEO or the chief financial officer of the Company) who is an employee of the Company or any Subsidiary of the Company shall have the right but not the obligation to, during the first five (5) Business Days of the month of June (the “Redemption Window”) of each year following May 24, 2017, deliver written notice to the CEO (a “Redemption Notice”) requesting that a portion of the EEH Corresponding Shares attributable to such EEH Member which are Vested Class B Shares be repurchased by the Company and that EEH repurchase that same number of EEH Units from such EEH Member at the Fair Market Value of such EEH Corresponding Shares and shall set a closing date for such repurchase, which shall not be less than ten (10) days and not more than fifty-five (55) days after the date of receipt by the CEO of such Member Acceptance; provided, however, that no EEH Member or any other Person shall have such right, and the Company shall not repurchase any Class B Shares and EEH shall not repurchase any EEH Units pursuant to this Section 6.07(d), after the consummation of a Threshold Capital Transaction.  EEH and such EEH Member shall execute and deliver all documentation and agreements reasonably requested by the Company to reflect such repurchase, but the failure of EEH or such EEH Member to execute or deliver any such documentation shall not affect the validity of such repurchase pursuant to this Section 6.07(d).  In connection with any repurchase pursuant to this Section 6.07(d), such EEH Member shall at a minimum make customary representations and warranties concerning (A) such EEH Member’s valid title to and ownership of the EEH Units, free of all Liens (excluding those arising under applicable securities laws),

(B) such EEH Member’s authority, power and right to enter into and consummate such repurchase, (C) the absence of any violation, default or acceleration of any agreement to which such EEH Member is subject or by which its assets are bound as a result of such repurchase, and (D) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by such EEH Member in connection with such EEH Units.  Such EEH Member shall specify in such Repurchase Notice the reason for such request, including any financial needs for the CEO to consider.  If the CEO receives such Redemption Notice during the Redemption Window, the CEO shall notify the Board in writing that a financial need of such EEH Member exists (a “Valuation Request”) only if the CEO determines in good faith, based on the facts and circumstances, that such EEH Member has financial needs that warrant a repurchase of the EEH Corresponding Shares attributable to such EEH Member (giving special consideration and priority to EEH Members with an immediate financial need).  Within thirty (30) days of receipt by the Board of such Valuation Request the Board shall cause the Company to provide written notice of the Fair Market Value of such EEH Corresponding Shares to the CEO and such EEH Member (the “Valuation Determination”).  Within ten (10) days of such EEH Member’s receipt of such Value Determination, such EEH Member shall provide written notice to the CEO as to whether such EEH Member either accepts such Valuation Determination (a “Member Acceptance”) and if such EEH Member fails to deliver such Member Acceptance within such time period, such EEH Member shall be deemed to have rejected such Valuation Determination.  If such EEH Member delivers such Member Acceptance within such time period, the CEO shall have the right to cause the Company to repurchase a portion of such EEH Corresponding Shares attributable to such EEH Member for the Fair Market Value specified in such Valuation Determination (and upon such repurchase, EEH shall repurchase from such EEH Member the same number of EEH Units as the EEH Corresponding Shares attributable to such EEH Member so repurchased); provided, however, that the CEO shall not cause the Company to repurchase (I) during any Fiscal Year, EEH Corresponding Shares with a Fair Market Value of more than $15,000,000 in the aggregate, (II) during any fiscal year, from any EEH Member (or Permitted Transferees thereof), more than twelve and one-half percent (12.5%) of the maximum number of EEH Corresponding Shares attributable to such EEH Member, or (III) in the aggregate, from any EEH Member (or Permitted Transferees thereof), more than twenty-five percent (25%) of the maximum number of EEH Corresponding Shares attributable to such EEH Member.  For the avoidance of doubt, the CEO may determine that the Company shall not repurchase any Class B Shares pursuant to this Section 6.07(d) to the extent the CEO makes such determination in good faith and after taking into account factors including cash on hand and Available Cash, the working capital and capital expenditure needs of the Company and its Subsidiaries, reasonable reserves and the continued compliance with the Company’s and its Subsidiaries’ obligations under their respective debt instruments and debt-related documents.  Notwithstanding anything to the contrary in this Section 6.07(d)(i), the CEO shall not approve any repurchase of EEH Corresponding Shares or cause the Company to repurchase any EEH Corresponding Shares unless such repurchase complies with applicable law and, to the knowledge of the CEO (after reasonable due inquiry; provided, that the CEO shall be deemed to have actual knowledge of the debt instruments and debt-related documents to which the

Company and its Subsidiaries are parties or otherwise have obligations in respect thereof) any contracts or agreements to which the Company or any of its Subsidiaries are parties or otherwise have obligations in respect thereof.  Any EEH Units repurchased from any such employee pursuant to the foregoing provisions of this Section 6.07(d)(i) (and the Corresponding EEH Units) shall be cancelled and, as a result of the repurchase, the total number of EEH Units held by such employee (and the Corresponding EEH Units) shall be reduced correspondingly.  In addition, if a Threshold Capital Transaction is consummated following the repurchase of any such employee’s EEH Units, and the Fair Market Value per unit of the repurchased EEH Corresponding Shares (determined, on a volume-weighted-averaged basis, in the event that there are multiple repurchases of EEH Corresponding Shares, in each case based on the Fair Market Value per repurchased EEH Corresponding Shares) exceeds the Fair Market Value per repurchased EEH Corresponding Share of the remaining EEH Corresponding Shares attributable to such employee at the time of the consummation of such Threshold Capital Transaction (such excess, the “EEH Corresponding Excess Amount”), then the amount that would otherwise be distributable in respect of such remaining EEH Corresponding Shares attributable to such employee shall be reduced by an amount equal to (x) the EEH Corresponding Excess Amount, multiplied by (y) the number of such repurchased EEH Corresponding Shares.  The amount of such reduction shall be distributed in respect of the other Class B Shares pro rata.

(ii)                                  If any amount is outstanding pursuant to a Management Loan as of the date of a repurchase pursuant to this Section 6.07(d), then the purchase price for such Class B Shares shall first be applied to repay such Management Loan or such portion thereof pursuant to the terms of such Management Loan as if such purchase price were distributed by the Company in accordance therewith.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES;
CERTAIN OTHER AGREEMENTS

SECTION 7.01.                                   Representations and Warranties of the Company.  By executing and delivering this Agreement, the Company hereby represents and warrants to each of the Legacy Stockholders that the following statements are true and correct as of the date hereof:

(a)                                 The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

(b)                                 Except as expressly disclosed in writing to the Legacy Stockholders on the date hereof, the execution, delivery and performance by the Company of this Agreement are within the Company’s organizational powers, have been duly authorized by all necessary organizational action on its behalf, require no consent, approval, permit, license, order or authorization of, notice to, action by or in respect of, or filing with, any Governmental Authority, and do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any provision of applicable law or of any judgment, order, writ, injunction or decree or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of the Company’s properties is bound.  This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(c)                                  The Company has full power and authority to issue and deliver the Class A Shares and Class B Shares in accordance with the terms hereof and the applicable Management Agreements.  The Class A Shares and the Class B Shares, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued and free and clear of any Liens other than those created by the Legacy Stockholders or arising pursuant to this Agreement.

(d)                                 As of the date hereof, (i) the capitalization of the Company and the ownership of Class A Shares and the Class B Shares by the Legacy Stockholders will be as set forth in Schedule A, (ii) other than the Class A Shares and Class B Shares set forth in Schedule A, there are no outstanding Equity Securities of the Company, including options, warrants or convertible securities, (iii) other than this Agreement, the Registration Rights Agreement and the Management Agreements, there are no agreements on the part of the Company to issue, sell or distribute any of its Securities or material assets, (iv) other than as set forth in this Agreement, the Management Agreements, the Company Governing Documents, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its Securities or to pay any dividend or make any distribution in respect thereof, (v) other than as set forth in this Agreement and the Registration Rights Agreement, no Person is entitled to any rights with respect to the registration of any Securities of the Company under the Securities Act (or the securities laws of any other jurisdiction), and (vi) other than as set forth in this Agreement, the Company Governing Documents, none of the outstanding Equity Securities of the Company is subject to any preemptive rights, rights of first refusal or similar rights on the part of the Company or any other Person.

(e)                                  As of the date hereof, there are no actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or its controlled Affiliates that would be reasonably expected to have a material adverse effect on the Company or its controlled Affiliates.

(f)                                   The Company is duly qualified under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its business, operations, financial condition, properties or assets taken as a whole or its ability to perform its obligations under this Agreement or the Registration Rights Agreement.

SECTION 7.02.                                   Representations and Warranties of the Legacy Stockholders.  By executing and delivering this Agreement, each Legacy Stockholder hereby represents and warrants to the Company and each other Legacy Stockholder that the following statements are true and correct as of the date hereof:

(a)                                 Such Legacy Stockholder’s Shares are being held for its own account solely for investment and not with a view to resale or distribution thereof other than in compliance with all applicable securities laws and this Agreement.

(b)                                 If such Legacy Stockholder is an entity, such Legacy Stockholder is duly organized and validly existing under the laws of its jurisdiction of organization.  If such Legacy Stockholder is a natural person, such Legacy Stockholder has full legal capacity.

(c)                                  Except as expressly disclosed in writing to the Company and the other Legacy Stockholders on the date hereof, the execution, delivery and performance by such Legacy Stockholder of this Agreement are within such Legacy Stockholder’s corporate or other powers, as applicable, have been duly authorized by all necessary corporate or other action on its behalf (or, if such Legacy Stockholder is an individual, are within such Legacy Stockholder’s legal right, power and capacity), require no consent, approval, permit, license, order or authorization of, notice to, action by or in respect of, or filing with, any Governmental Authority (except as expressly disclosed in writing to the Company prior to the date hereof), and do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any provision of applicable law or of any judgment, order, writ, injunction or decree or any agreement or other instrument to which such Legacy Stockholder is a party or by which such Legacy Stockholder or any of such Legacy Stockholder’s properties is bound.  This Agreement has been duly executed and delivered by such Legacy Stockholder and constitutes a valid and binding agreement of such Legacy Stockholder, enforceable against such Legacy Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

(d)                                 Such Legacy Stockholder acknowledges that the offering and sale of the Shares have not been and will not be registered under the Securities Act, and are being made in reliance upon federal and state exemptions for transactions not involving a public offering.  In furtherance thereof, except as disclosed in one or more of the Management Agreements, such Legacy Stockholder represents and warrants that it is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act) and such Legacy Stockholder and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks of its investment in the Shares.  Such Legacy Stockholder agrees that it will not take any action that could have an adverse effect on the availability of the exemption from registration provided by Regulation D promulgated under the Securities Act with respect to the offer and sale of the interests in the Company.  In connection with the purchase of Shares, such Legacy Stockholder meets all applicable suitability standards imposed on it by applicable law.

(e)                                  Such Legacy Stockholder has been given the opportunity to (i) ask questions of, and receive answers from, the Company concerning the terms and conditions of the Shares and other matters pertaining to an investment in the Company, and (ii) obtain any additional information necessary to evaluate the merits and risks of an investment in the Company that the Company can acquire without unreasonable effort or expense.  In considering its investment in the Shares, such Legacy Stockholder has evaluated for itself the risks and merits of such investment, and is able to bear the economic risk of such investment, including a complete loss of capital, and in addition has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, the Company or its Subsidiaries or any director, officer, employee, agent or Affiliate of such Persons, other than as set forth in this Agreement.  Such Legacy Stockholder has carefully considered and has, to the extent it believes necessary, discussed with legal, tax, accounting and financial advisors the suitability of an investment in the Company in light of its particular tax and financial situation, and has determined that the Shares are a suitable investment for such Legacy Stockholder.

SECTION 7.03.                                   Competing Activities.  Notwithstanding anything to the contrary in the Certificate of Incorporation, any business activity of any type or description or any other corporate opportunity presented solely and exclusively to the Company or its Subsidiaries shall not be presented, offered or made available to any Legacy Stockholder or Legacy Stockholders unless (a) the Board has voted to reject such opportunity, and (b) the concession of such opportunity to such Legacy Stockholder or Legacy Stockholders has been approved by the Company by a Disinterested Director Approval.  Upon receiving the approvals described in the immediately preceding sentence, such Legacy Stockholder or Legacy Stockholders shall be afforded access to and the right to pursue such opportunity in accordance with the Certificate of Incorporation.

SECTION 7.04.                                   KORBA Assets.  In the event of an emergency under the Korea Overseas Resources Business Act (“KORBA”) pursuant to which the KNOC Stockholder is required or requested by the relevant government agency in the Republic of Korea (“Korea”) to procure and sell to Korea such portion of the oil and gas produced by the Company and its Subsidiaries that the KNOC Stockholder would have been entitled to receive if such assets were distributed in kind to the Legacy Class A Stockholders as Capital Proceeds pursuant to the Certificate of Incorporation, (such portion of oil and gas, the “KORBA Assets”), the Company shall, to the extent reasonably practicable and as permitted by applicable law, cooperate with the KNOC Stockholder in such procurement and sale; provided, that (a) such cooperation shall not negatively detract from or materially interfere with the business of the Company or its Subsidiaries or the performance by the employees of the Company or its Subsidiaries of their duties, (b) the KNOC Stockholder shall not have sold or Transferred (other than to an Affiliate) any of its Shares, and (c) the Company and its Subsidiaries shall not be required to enter into any arrangement with the KNOC Stockholder with respect to the KORBA Assets if the Company or any of its Subsidiaries reasonably anticipates commencing an IPO or Change of Control within three (3) months after the date that the KNOC Stockholder intends to effect such arrangement.  Notwithstanding anything to the contrary in the immediately preceding sentence, entry into any arrangement with the KNOC Stockholder with respect to the KORBA Assets shall (i) be at the Company’s sole discretion, (ii) be on terms and conditions reasonably acceptable to the Company and the other Legacy Class A Stockholders (including price and credit support to be posted by the KNOC Stockholder in connection therewith), (iii) be subject to all applicable laws, and

(iv) not require the Company or any of its Subsidiaries to violate, terminate, breach or amend, or otherwise result in the violation, termination, breach or amendment of, any contract, agreement or other arrangement to which it is a party.  Prior to entering into any such arrangement with respect to the KORBA Assets, the KNOC Stockholder shall deliver to the Company legal opinions from counsel reasonably acceptable to the Company that such arrangement does not violate, breach or contravene the laws of the United States of America and any other applicable law.  The KNOC Stockholder hereby agrees to indemnify, defend and hold harmless the Company, the other Stockholders and their respective current, former and future officers, directors, managers, equity holders, partners, members, Affiliates and Representatives (the “KNOC Stockholder Indemnified Parties”) from and against any and all Losses incurred or suffered by any KNOC Stockholder Indemnified Party arising from or relating to the entry by the Company or any of its Subsidiaries into such arrangement with respect to the KORBA Assets.  Any such arrangement with respect to the KORBA Assets shall automatically terminate in the event that the KNOC Stockholder breaches its indemnification obligation set forth in the immediately preceding sentence.  Notwithstanding anything to the contrary, the KNOC Stockholder may not assign any of its rights under this Section 7.04 to any Person other than its controlled Affiliates.

ARTICLE VIII
MISCELLANEOUS

SECTION 8.01.                                   Expenses.  Except as otherwise provided herein, in the Registration Rights Agreement, in the Company Governing Documents or in any Letter Agreement, each Legacy Stockholder shall bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby including all fees and expenses of its Representatives.

SECTION 8.02.                                   Further Assurances.  Each Legacy Stockholder agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of the Board, may be necessary or advisable to carry out the intent and purposes of this Agreement.  Without limiting the generality of the foregoing, each Legacy Class A Stockholder shall vote its Class A Shares and any Class A Shares it holds proxies or powers of attorney with respect to or execute consents, as the case may be, and take all other necessary action, to ensure that the Company Governing Documents facilitate and do not at any time conflict with any provision of this Agreement and permit the Legacy Stockholders to receive the benefits to which the Legacy Stockholders are entitled under this Agreement.  Subject to compliance with all Applicable Governance Rules, the Company agrees that it will (and will cause its officers and its Subsidiaries to take all such action as shall be necessary (including by voting all shares of capital stock or other Equity Securities that it holds in each of its Subsidiaries, either in a meeting or in an action by written consent) to ensure that the Company Governing Documents or other applicable governing documents of each of its Subsidiaries are consistent with, and do not conflict with, any provision of this Agreement and that the boards of directors, general partners, managing members or other applicable governing body or persons for each such Subsidiary shall act in accordance with the provisions of this Agreement.

SECTION 8.03.                                   Notices.

(a)                                 Except as otherwise expressly provided in this Agreement, all notices, requests and other communications to any Party hereunder shall be in writing (including a facsimile or similar writing) and shall be given to such Party at the address or facsimile number specified for such Party on Schedule A hereto, as applicable (or in the case of the Company, this Section 8.03(b)) or as such Party shall hereafter specify for the purpose by notice to the other Parties.  Each such notice, request or other communication shall be effective (i) if personally delivered, on the date of such delivery, (ii) if given by facsimile, at the time such facsimile is transmitted and the appropriate confirmation is received, (iii) if delivered by an internationally-recognized overnight courier, on the next Business Day after the date when sent, (iv) if delivered by registered or certified mail, three (3) Business Days (or, if to an address outside the United States, seven (7) days) after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid, or (v) if given by any other means, when delivered at the address specified on Schedule A or in Section 8.03(b), as applicable.

(b)                                 All notices, requests or other communications to the Company hereunder shall be delivered to the Company at the following address and/or facsimile number in accordance with the provisions of Section 8.03(a):

EP Energy Corporation

1001 Louisiana Street

Houston, TX 77002

Attention:  Marguerite Woung-Chapman

Facsimile:  (713) 997-4099

with copies to (which shall not constitute notice):

Apollo Management VII, L.P.

Apollo Commodities Management, L.P., with respect to Series I

9 West 57th Street

New York, NY 10019

Attention:  Laurie Medley

Telecopier:  (212) 515-3288

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention:      John M. Scott

Facsimile:  (212) 757-3990

SECTION 8.04.                                   No Third Party Beneficiaries.  Notwithstanding anything herein or in any other agreement to the contrary, this Agreement is not intended to confer any rights or remedies upon, and shall not be enforceable by any Person other than (a) the actual Parties hereto (and not, for the avoidance of doubt, any Upper-Tier Investor), (b) their respective successors and permitted assigns, and (c) solely with respect to the provisions of Section 7.04, each KNOC Stockholder Indemnified Party; provided, that the foregoing exclusion shall not limit the rights of such Upper-Tier Investor under its applicable Upper-Tier Agreement to cause the Legacy Stockholder in which it directly or indirectly invests to exercise the rights of such Legacy Stockholder under this Agreement with respect to such Upper-Tier Investor pursuant to the Section 2.01 Principle.

SECTION 8.05.                                   Waiver; Cumulative Remedies.  No failure by any Party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any right or remedy consequent upon a breach of such or any other covenant, agreement, term or condition shall operate as a waiver of such or any other covenant, agreement, term or condition of this Agreement.  Any Legacy Stockholder by notice given in accordance with Section 8.03 may, but shall not be under any obligation to, waive any of its rights or conditions to its obligations hereunder, or any duty, obligation or covenant of any other Legacy Stockholder.  No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach.  The rights and remedies provided by this Agreement are cumulative and the exercise of any one right or remedy by any Party shall not preclude or waive its right to exercise any or all other rights or remedies.

SECTION 8.06.                                   Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.  The Parties hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.  Each of the Parties:  (a) agrees that this Agreement involves at least US $100,000.00; (b) agrees that this Agreement has been entered into by the Parties in express reliance upon 6 Del. C. § 2708(a); (c) irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware with respect to all actions and proceedings arising out of or relating to this Agreement and the transactions contemplated hereby; (d) agrees that all claims with respect to any such action or proceeding shall be heard and determined in such courts and agrees not to commence any action or proceeding relating to this Agreement, the Company Governing Documents or the transactions contemplated hereby except in such courts; (e) irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement, the Company Governing Documents or the transactions contemplated hereby and irrevocably and unconditionally waives the defense of an inconvenient forum; (f) irrevocably acknowledges and agrees that it is a commercial business entity and is a separate entity distinct from its ultimate equity holder and/or the executive organs of the government of any state and is capable of suing and being sued; (g) agrees that its entry into this constitutes, and the exercise of its rights and performance of its obligations hereunder will constitute, private and commercial acts performed for private and commercial purposes that shall not be deemed as being entered into in the exercise of any public function; (h) irrevocably appoints The Corporation Trust Company as its agent for the sole purpose of receiving service of process or other legal summons in connection with any such dispute, litigation, action or proceeding brought in such courts and agrees that it will maintain The Corporation Trust Company at all times as its duly appointed agent in the State of Delaware (and the Company shall reasonably assist each Legacy Stockholder, to the extent requested by such Legacy Stockholder, with such appointment, including by informing The Corporation Trust Company of such appointment and assisting such Legacy Stockholder with the delivery of any documentation required for such appointment to The Corporation Trust Company) for the service of any process or summons in connection with any such dispute, litigation, action or proceeding brought in such courts and, if it fails to maintain such an agent during any period, any such process or summons may be served on it by mailing a copy of such process or summons by an internationally-recognized courier service to the address set forth next to its name in Schedule A or with respect to the Company, the address set forth in Section 8.03(b), with such service deemed effective on the fifth (5th) day after the date of such mailing; and (i) agrees that a final judgment in any such action or proceeding and from which no appeal can be made shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  The Parties agree that any violation of this Section 8.06 shall constitute a material breach of this Agreement and shall constitute irreparable harm.

SECTION 8.07.                                   Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or pdf attachment to electronic mail shall be effective as delivery of a manually executed counterpart to this Agreement.

SECTION 8.08.                                   Entire Agreement.  This Agreement together with the Registration Rights Agreement, the Restructuring Agreement, the Upper-Tier Agreements, the Letter Agreements, the Company Governing Documents, the MIP Agreement, the Management Agreements, the EEH Agreement, the EMI Agreement, the Management Fee Agreement and the Transaction Fee Agreement constitute the entire agreement among the Parties pertaining to the subject matter hereof and thereof and supersedes all prior agreements and understandings of the Parties in connection herewith and therewith, and no covenant, representation or condition not expressed in this Agreement, the Registration Rights Agreement, the Restructuring Agreement, the Upper-Tier Agreements, the Letter Agreements, the Company Governing Documents, the MIP Agreement, the Management Agreements, the EEH Agreement, the EMI Agreement, the Management Fee Agreement and the Transaction Fee Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

SECTION 8.09.                                   Headings.  The titles of Articles and Sections of this Agreement are for convenience only and do not define or limit the provisions hereof.

SECTION 8.10.                                   Termination of Agreement.  Upon the earlier of the consummation of a Qualified Offering and the consummation of a Change of Control, all rights and obligations of the Legacy Stockholders under the terms and conditions of this Agreement shall terminate without any further liability or obligation to the Company, the Legacy Stockholders or otherwise, except for the rights and obligations set forth in or provided for under (a) Article V and Article VIII, which shall survive such termination in accordance with their terms, and (b) Section 6.01, Section 6.02 and Section 6.04 which shall not terminate upon the consummation of a Qualified Offering and shall survive until the consummation of a Change of Control.

SECTION 8.11.                                   Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party under this Agreement shall not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

SECTION 8.12.                                   WAIVER OF JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 8.13.                                   Amendment.  Except as otherwise expressly provided herein, this Agreement and/or the Registration Rights Agreement may be amended, modified or supplemented, and any provision hereof and/or thereof may be waived, only by a written instrument duly approved by Special Board Approval and the Legacy Class A Stockholders that together hold, in the aggregate, at least a sixty-six and two-thirds (66 2/3) Legacy Class A Pro Rata Portion and duly executed by the Company; provided, however, that the Company may, without the consent of any Legacy Stockholder, amend or modify this Agreement (including Schedule A) or waive any provision of this Agreement (other than this Section 8.13) and/or the Registration Rights Agreement pursuant to a written instrument to the extent necessary in connection with the issuance of new Shares or other Securities of the Company (including the issuance of Class B Shares to EEH II pursuant to Section 4.02(b)) in accordance with, and subject to the limitations set forth in the Certificate of Incorporation and in accordance with the terms of this Agreement and the Registration Rights Agreement; provided, further, that no amendment, modification or waiver which would disproportionately and materially adversely affect the interests of any Legacy Stockholder (in relation to any other Legacy Stockholder or class of Legacy Stockholders after taking into account or giving effect to the relative designations, preferences and/or special rights of the Shares held by such other Legacy Stockholder or class of Legacy Stockholders immediately prior to such amendment, modification or waiver) hereunder and/or thereunder (as applicable) shall be effective without the written approval of such Legacy Stockholder.  In the event of the amendment or modification of this Agreement in accordance with its terms, the Board shall meet within thirty (30) days following such amendment or modification (or as soon thereafter as is practicable) for the purpose of adopting any amendment to the Company Governing Documents that may be advisable as a result of such amendment or modification to this Agreement, and, to the extent the Company is not permitted to effect such amendment to the Company Governing Documents without the approval of the Legacy Class A Stockholders, proposing such amendments to the Company Governing Documents to the Legacy Class A Stockholders entitled to vote thereon.  The Legacy Class A Stockholders hereby agree to vote in favor of such amendments to the Company Governing Documents.

SECTION 8.14.                                   Confidentiality.

(a)                                 Each of the Legacy Stockholders shall, and shall direct those of its directors, officers, members, stockholders, partners, employees, attorneys, accountants, consultants, trustees, Affiliates and other Representatives (the “Legacy Stockholder Parties”) who have access to Confidential Information to, keep confidential and not disclose any Confidential Information without the express consent, in the case of Confidential Information acquired from the Company, of the Board or, in the case of Confidential Information acquired from another Legacy Stockholder, such other Legacy Stockholder, unless:

(i)                                     such disclosure shall be required by applicable law, governmental rule or regulation, court order, administrative or arbitral proceeding;

(ii)                                  such disclosure is reasonably required in connection with any tax audit involving the Company or any Legacy Stockholder;

(iii)                               such disclosure is reasonably required in connection with any litigation against or involving the Company or any Legacy Stockholder; or

(iv)                              such disclosure is reasonably required in connection with any proposed Transfer of all or any part of such Legacy Stockholder’s Shares; provided, that with respect to any such use of any Confidential Information referred to in this clause (iv), advance notice must be given to the Board so that it may require any proposed Transferee that is not a Legacy Stockholder to enter into a confidentiality agreement with terms substantially similar to the terms of this Section 8.14 (excluding this clause (iv)) prior to the disclosure of such Confidential Information.

(b)                                 “Confidential Information” shall mean any information related to the activities of the Company, the Legacy Stockholders and their respective Affiliates that a Legacy Stockholder may acquire from the Company or the Legacy Stockholders, other than information that (i) is already available through publicly available sources of information (other than as a result of disclosure by such Legacy Stockholder), (ii) was available to a Legacy Stockholder on a non-confidential basis prior to its disclosure to such Legacy Stockholder by the Company or another Legacy Stockholder, or (iii) becomes available to a Legacy Stockholder on a non-confidential basis from a third party, provided such third party is not known by such Legacy Stockholder, after reasonable inquiry, to be bound by this Agreement or another confidentiality agreement with the Company.  Such Confidential Information may include information that pertains or relates to the business and affairs of any other Legacy Stockholder or any other Company matters.  Confidential Information may be used by a Legacy Stockholder and its Legacy Stockholder Parties only in connection with Company matters and in connection with the maintenance of its Shares.

(c)                                  In the event that any Legacy Stockholder or any Legacy Stockholder Parties of such Legacy Stockholder is required to disclose any of the Confidential Information, such Legacy Stockholder shall use commercially reasonable efforts to provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement, and such Legacy Stockholder shall use commercially reasonable efforts to cooperate with the Company in any effort any such Person undertakes to obtain a protective order or other remedy.  In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this Section 8.14, such Legacy Stockholder and its Legacy Stockholder Parties shall furnish only that portion of the Confidential Information that is legally required and shall exercise all reasonable efforts to obtain reasonably reliable assurance that the Confidential Information shall be accorded confidential treatment.

(d)                                 Notwithstanding the provisions of Section 2.01 and the foregoing provisions of this Section 8.14, this Section 8.14 shall not apply in respect of any Upper-Tier Management Investor of EMI or EEH who is or has been a party to any Management Agreement containing provisions as to confidentiality (which shall instead govern their obligations of confidentiality); provided, that each such Upper-Tier Management Investor shall nevertheless also be subject to this Section 8.14 with respect to Confidential Information consisting of: (i) the terms, provisions and existence of this Agreement and the other agreements referenced in Section 8.08, to the extent such documents are not publicly available, (ii) any information relating to the Legacy Stockholders or their respective Upper-Tier Investors or other Affiliates (including, as applicable, the identities of such Persons, their Pro Rata Portion, the number of Shares held by such Persons and the corporate ownership structure of the Company and the Legacy Stockholders), and (iii) any information obtained by or provided to such Upper-Tier Management Investor under this Agreement (including pursuant to the Section 2.01

Principle) or through any Board Observer designated by EMI or the CEO, whether through such Board Observer’s or the CEO’s attendance of any Board meetings or receipt of written materials distributed to each Board Observers or the CEO, in each case solely in its capacity as a representative on the Board, except that any such covered information shall not be deemed to include any information presented by management to the Board that relates to ordinary course financial or operational matters).

SECTION 8.15.                                   Representation by Counsel.  Each of the Parties has been represented by and has had an opportunity to consult with legal counsel in connection with the drafting, negotiation and execution of this Agreement.  No provision of this Agreement shall be construed against or interpreted to the disadvantage of any Party by any court or arbitrator or any Governmental Authority by reason of such Party having drafted or being deemed to have drafted such provision.

SECTION 8.16.                                   Exhibits and Schedules.  All Exhibits and Schedules attached to this Agreement are incorporated and shall be treated as if set forth herein.

SECTION 8.17.                                   Specific Performance.  The Parties acknowledge that money damages may not be an adequate remedy for breaches or violations of this Agreement and that any Party, in addition to any other rights and remedies which the Parties may have hereunder or at law or in equity, may, in its sole discretion, apply to a court of competent jurisdiction in accordance with Section 8.06 for specific performance or injunction or such other equitable relief as such court may deem just and proper in order to enforce this Agreement in the event of any breach of the provisions of this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each Party hereby waives (a) any objection to the imposition of such relief, and (b) any requirement for the posting of any bond or similar collateral in connection therewith.

SECTION 8.18.                                   Reliance on Authority of Person Signing Agreement.  If a Legacy Stockholder is not a natural person, neither the Company nor any other Legacy Stockholder will (a) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual, or (b) be responsible for the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

SECTION 8.19.                                   Restriction on Voting.  If, pursuant to this Agreement, any Legacy Stockholder is not entitled to cast a vote, give a consent or provide or withhold any approval under this Agreement or otherwise, the determination as to whether the matter under consideration has been approved or consented to shall be made without regard to the voting or approval rights of such Legacy Stockholder in counting the necessary votes, consents or approvals.

SECTION 8.20.                                   Survival of Certain LLC Agreement Tax Provisions.

(a)                                 Tax Returns.

(i)                                     The Company shall timely cause to be prepared by an Accounting Firm all federal, state, local and foreign tax returns (including information returns) of the LLC and its Subsidiaries, for taxable periods ending on or before the termination date of the LLC (“LLC Taxable Periods”), which may be required by a jurisdiction in which the LLC and its Subsidiaries operate or conduct business for each LLC Taxable Period for which such returns are required to be filed and shall cause such returns to be timely filed.

(ii)                                  Within ninety (90) days after the end of each LLC Taxable Period, the Company shall furnish to each Person that was a member of the LLC during such LLC Taxable Period all information required to be reported in the tax returns of such Person for tax jurisdictions in which the LLC is doing business, including a report (including Schedule K-1, if applicable) indicating each such Person’s share in the LLC’s taxable income, gain, credits, losses and deductions for such year, in sufficient detail to enable such Person to prepare its federal, state and other tax returns.  The Company shall provide each such Person with an estimate of such information within sixty (60) days after the end of the applicable LLC Taxable Period. The Company shall provide each such Person with sufficient information for such Person and its direct or indirect owners to pay estimated taxes with respect to the LLC at least fifteen (15) days before such estimated taxes are due. The Company will provide each current or former member of the LLC with any information reasonably requested by such Person in connection with the filing of any tax return by such Person or an Affiliate of such Person, any tax audit or proceeding relating to such Person or an Affiliate of such Person or any tax planning of such Person or an Affiliate of such Person.

(b)                                 Inconsistent Positions.  No Legacy Stockholder or its predecessor in interest shall take a position on its income tax return with respect to any item of LLC income, gain, deduction, loss or credit that is different from the position taken on the LLC’s income tax return with respect to such item.

(c)                                  Audits.  If any current or former member of the LLC or any Affiliate of a current or former member of the LLC would be materially adversely affected by any audit or administrative or judicial proceeding with respect to the LLC and its Subsidiaries, the Company and its Subsidiaries shall (to the extent practicable under the circumstances) consult with such Person in good faith in connection with the negotiation, settlement or the making of any material decision with respect to such audit or proceeding. The Company shall provide to such Person any information reasonably requested by such Person in connection with any such audit or proceeding.

(d)                                 Tax Matters Partner.  The “Tax Matters Partner” (as such term is defined in Section 6231(a)(7) of the Code) of the LLC shall continue to be AIF VII (AIV), L.P., a Delaware limited partnership, for all periods (or portions thereof) ending on or before the Effective Date. The Tax Matters Partner shall use its reasonable efforts to comply with the responsibilities outlined in Sections 6221 through 6233 of the Code (including the Treasury Regulations promulgated thereunder) and shall have any powers necessary to perform fully in such capacity.  The Tax Matters Partner is authorized to represent the LLC before taxing authorities and courts in tax matters affecting the LLC and the Legacy Stockholders or their predecessors in interest, in their capacity as members of the LLC, and shall keep the Legacy Stockholders promptly informed of any such administrative and judicial proceedings.  The Tax Matters Partner shall be entitled to be reimbursed by the Company for all reasonable third-party costs and expenses incurred by it in connection with any administrative or judicial proceeding affecting tax matters of the LLC and the Legacy Stockholders or their predecessors in interest, in their capacity as members of the LLC.  The Tax Matters Partner shall not bind any Legacy Stockholder to any settlement agreement or closing agreement without such Legacy Stockholder’s prior written consent.  Any Legacy Stockholder who enters into a settlement agreement with any tax authority with respect to any LLC item shall notify the Tax Matters Partner of such settlement agreement and its terms within thirty (30) days after the date of settlement.  This provision shall survive any termination of this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first written above.

THE COMPANY:

EP ENERGY CORPORATION

By:	/s/ Brent J. Smolik
Name: Brent J. Smolik
Title: President and Chief Executive Officer

Signature Page to Stockholders Agreement

LEGACY CLASS A STOCKHOLDER:

AIF VII (AIV), L.P.

By:	Apollo Advisors VII (APO DC), L.P., its general partner

By:	Apollo Advisors VII (APO DC-GP), LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

Signature Page to Stockholders Agreement

LEGACY CLASS A STOCKHOLDER:

AIF PB VII (LS AIV), L.P.

By:	Apollo Advisors VII (APO DC), L.P., its general partner

By:	Apollo Advisors VII (APO DC-GP), LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

Signature Page to Stockholders Agreement

LEGACY CLASS A STOCKHOLDER:

ANRP (EPE AIV), L.P.

By:	Apollo ANRP Advisors (APO DC), L.P., its general partner

By:	Apollo ANRP Advisors (APO DC-GP), LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

Signature Page to Stockholders Agreement

LEGACY CLASS A STOCKHOLDER:

AOP VII (EPE INTERMEDIATE), L.P.

By:	Apollo Advisors VII (APO DC), L.P., its general partner

By:	Apollo Advisors VII (APO DC-GP), LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

Signature Page to Stockholders Agreement

LEGACY CLASS A STOCKHOLDER:

ANRP (EPE INTERMEDIATE), L.P.

By:	Apollo ANRP Advisors (APO DC), L.P., its general partner

By:	Apollo ANRP Advisors (APO DC-GP), LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

Signature Page to Stockholders Agreement

LEGACY CLASS A STOCKHOLDER:

ANRP 892/TE (EPE AIV), L.P.

By:	Apollo ANRP Advisors (APO DC), L.P., its general partner

By:	Apollo ANRP Advisors (APO DC-GP), LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

Signature Page to Stockholders Agreement

LEGACY CLASS A STOCKHOLDER:

AP VII 892/TE (EPE AIV I), L.P.

By:	Apollo Advisors VII (APO DC), L.P., its general partner

By:	Apollo Advisors VII (APO DC-GP), LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

Signature Page to Stockholders Agreement

LEGACY CLASS A STOCKHOLDER:

AP VII 892/TE (EPE AIV II), L.P.

By:	Apollo Advisors VII (APO DC), L.P., its general partner

By:	Apollo Advisors VII (APO DC-GP), LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

Signature Page to Stockholders Agreement

LEGACY CLASS A STOCKHOLDER:

AP VII 892/TE (EPE AIV III), L.P.

By:	Apollo Advisors VII (APO DC), L.P., its general partner

By:	Apollo Advisors VII (APO DC-GP), LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

Signature Page to Stockholders Agreement

LEGACY CLASS A STOCKHOLDER:

AP VII 892/TE (EPE AIV IV), L.P.

By:	Apollo Advisors VII (APO DC), L.P., its general partner

By:	Apollo Advisors VII (APO DC-GP), LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

Signature Page to Stockholders Agreement

LEGACY CLASS A STOCKHOLDER:

APOLLO INVESTMENT FUND (PB) VII, L.P.

By:	Apollo Advisors VII, L.P., its general partner

By:	Apollo Capital Management VII, LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

Signature Page to Stockholders Agreement

LEGACY CLASS A STOCKHOLDER:

EPE OVERSEAS CO-INVESTORS (FC), L.P.

By:	EPE Acquisition Holdings, LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

Signature Page to Stockholders Agreement

LEGACY CLASS A STOCKHOLDER:

EPE 892 CO-INVESTORS I, L.P.

By:	EPE Acquisition Holdings, LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

Signature Page to Stockholders Agreement

LEGACY CLASS A STOCKHOLDER:

EPE 892 CO-INVESTORS II, L.P.

By:	EPE Acquisition Holdings, LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

Signature Page to Stockholders Agreement

LEGACY CLASS A STOCKHOLDER:

EPE 892 CO-INVESTORS III, L.P.

By:	EPE Acquisition Holdings, LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

Signature Page to Stockholders Agreement

LEGACY CLASS A STOCKHOLDER:

EPE DOMESTIC CO-INVESTORS, L.P.

By:	EPE Acquisition Holdings, LLC, its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

Signature Page to Stockholders Agreement

LEGACY CLASS A STOCKHOLDER:

KOREA NATIONAL OIL CORPORATION

By:	/s/ Chang-Seok Jeong
Name: Chang-Seok Jeong
Title: Executive Vice President for Production Group

Signature Page to Stockholders Agreement

LEGACY CLASS A STOCKHOLDER:

RIVERSTONE V EVEREST HOLDINGS, L.P.

By:	RIVERSTONE ENERGY PARTNERS V, L.P., its general partner

	By:	RIVERSTONE ENERGY GP V, LLC, its general partner

By:	/s/ Thomas J. Walker
Name: Thomas J. Walker
Title: Managing Director

Signature Page to Stockholders Agreement

LEGACY CLASS A STOCKHOLDER:

RIVERSTONE V FT CORP HOLDINGS, L.P.

By:	RIVERSTONE ENERGY PARTNERS V, L.P., its general partner

	By:	RIVERSTONE ENERGY GP V, LLC, its general partner

By:	/s/ Thomas J. Walker
Name: Thomas J. Walker
Title: Managing Director

Signature Page to Stockholders Agreement

LEGACY CLASS A STOCKHOLDER:

TEXAS OIL & GAS HOLDINGS LLC

By:	ACCESS INDUSTRIES MANAGEMENT, LLC, its manager

By:	/s/ Alejandro Moreno
Name: Alejandro Moreno
Title: Senior Vice President

By:	/s/ Peter L. Thoren
Name: Peter L. Thoren
Title: Executive Vice President

Signature Page to Stockholders Agreement

LEGACY CLASS A STOCKHOLDER:

EPE MANAGEMENT INVESTORS, LLC

By:	/s/ Brent J. Smolik
Name: Brent J. Smolik
Title: President and Chief Executive Officer

Signature Page to Stockholders Agreement

LEGACY CLASS B STOCKHOLDER:

EPE EMPLOYEE HOLDINGS, LLC

By:	/s/ Brent J. Smolik
Name: Brent J. Smolik
Title: President and Chief Executive Officer

Signature Page to Stockholders Agreement

Schedule B

Directors

Brent J. Smolik, CEO of EP Energy LLC and Chairman of the Board

Gregory Beard, designated by the Apollo Stockholder

Joshua J. Harris, designated by the Apollo Stockholder

Sam Oh, designated by the Apollo Stockholder

Rakesh Wilson, designated by the Apollo Stockholder

Ilrae Park, designated by the KNOC Stockholder

Pierre F. Lapeyre, Jr., designated by the Riverstone Stockholder

David Leuschen, designated by the Riverstone Stockholder

Donald A. Wagner, designated by the Access Stockholder

Exhibit A

Second Amended and Restated Certificate of Incorporation

Exhibit B

Amended and Restated Bylaws

Exhibit C

Form of Addendum Agreement

This Addendum Agreement (this “Addendum Agreement”) is made this [      ] day of [                          ], 20[    ], by and between [                                          ] (the “Transferee”), [                                          ] (the “Transferor”) and EP Energy Corporation, a Delaware corporation (the “Company”), pursuant to the terms of that certain Stockholders Agreement, dated as of August [    ], 2013, by and among the Company and those stockholders of the Company that are signatories thereto (including all exhibits and schedules thereto, the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Company and the Legacy Stockholders entered into the Agreement to impose certain restrictions and obligations upon themselves, and to provide certain rights, with respect to the Company, the Legacy Stockholders and the Shares;

WHEREAS, the Transferee is acquiring Shares pursuant to a Transfer, in accordance with the Agreement and in such amount as set forth in Section 4 below (the “Acquired Shares”); and

WHEREAS, the Agreement requires that any Person to whom Shares are Transferred must enter into an Addendum Agreement binding the Transferee to the Agreement to the same extent as if it were an original party thereto and imposing the same restrictions and obligations upon the Transferee and the Acquired Shares as are imposed upon the Legacy Stockholders and the Shares under the Agreement.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and as a condition of the purchase or receipt by the Transferee of the Acquired Shares, the Transferee acknowledges and agrees as follows:

1.                                      The Transferee has received and read the Agreement and acknowledges that the Transferee is acquiring the Acquired Shares in accordance with and subject to the terms and conditions of the Agreement.

2.                                      By the execution and delivery of this Addendum Agreement, the Transferee represents and warrants to, and agrees with the Company and the Transferor that the following statements are true and correct as of the date hereof:

(a)                                 The Transferee is holding the Acquired Shares for its own account solely for investment and not with a view to resale or distribution thereof other than in compliance with all applicable securities laws and the Agreement.

Exhibit C-1

(b)                                 If the Transferee is an entity, the Transferee is duly organized and validly existing under the laws of its jurisdiction of organization.  If the Transferee is a natural person, such Transferee has full legal capacity.

(c)                                  Except as expressly disclosed in writing to the Company and the other Parties, the execution, delivery and performance by the Transferee of this Addendum Agreement are within the Transferee’s corporate or other powers, as applicable, have been duly authorized by all necessary corporate or other action on its behalf (or, if the Transferee is an individual, are within such Transferee’s legal right, power and capacity), require no consent, approval, permit, license, order or authorization of, notice to, action by or in respect of, or filing with, any Governmental Authority on the part of the Transferee (except as expressly disclosed in writing to the Board prior to the date hereof), and do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any provision of applicable law or of any judgment, order, writ, injunction or decree or any agreement or other instrument to which the Transferee is a party or by which the Transferee or any of the Transferee’s properties is bound.  This Addendum Agreement has been duly executed and delivered by the Transferee and constitutes a valid and binding agreement of the Transferee, enforceable against the Transferee in accordance with its terms, subject to the Enforceability Exceptions.

(d)                                 The Transferee acknowledges that the Transfer of the Acquired Shares and any related offering have not been and will not be registered under the Securities Act, and, to the extent an offer or sale is involved, are being made in reliance upon federal and state exemptions for transactions not involving a public offering.  In furtherance thereof, the Transferee represents and warrants that it is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act) and the Transferee has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks of its investment in the Acquired Shares.  The Transferee agrees that it will not take any action that could have an adverse effect on the availability of the exemption from registration provided by Regulation D promulgated under the Securities Act with respect to the offer and sale of the interests in the Company.  In connection with its acquisition of the Acquired Shares, the Transferee meets all the applicable suitability standards imposed on it by applicable law.

(e)                                  The Transferee has been given the opportunity to (i) ask questions of, and receive answers from, the Company concerning the terms and conditions of the Acquired Shares and other matters pertaining to an investment in the Company and (ii) obtain any additional information necessary to evaluate the merits and risks of an investment in the Company that the Company can acquire without unreasonable effort or expense.  In considering its investment in the Acquired Shares, the Transferee has evaluated for itself the risks and merits of such investment, and is able to bear the economic risk of such investment, including a complete loss of capital, and in addition has not relied upon any representations made by, or other information (whether oral or written) furnished

Exhibit C-2

by or on behalf of, the Company or its Subsidiaries or any director, officer, employee, agent or Affiliate of such Persons, other than as set forth in the Agreement and the Interim Investors Agreement.  The Transferee has carefully considered and has, to the extent it believes necessary, discussed with legal, tax, accounting and financial advisors the suitability of an investment in the Company in light of its particular tax and financial situation, and has determined that the Acquired Shares are a suitable investment for such Transferee.

(f)                                   The Transferee does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the execution, delivery or performance of this Addendum Agreement by the Transferee.

3.                                      The Transferee agrees that the Acquired Shares are bound by and subject to all of the terms and conditions of the Agreement, and hereby joins in, and agrees to be bound by, and shall have the benefit of, all of the terms and conditions of the Agreement to the same extent as if the Transferee were an original party to the Agreement; provided, however, that the Transferee’s joinder in the Agreement shall not constitute a joinder of the Transferee as a party to the Agreement unless and until the Company executes this Addendum Agreement confirming the due joining of the Transferee as a party to the Agreement.  This Addendum Agreement shall be attached to and become a part of the Agreement.

4.                                      For good and valuable consideration, the sufficiency of which is hereby acknowledged by the Transferor and the Transferee, the Transferor hereby Transfers absolutely to the Transferee the Acquired Shares, including, for the avoidance of doubt, all rights, title and interest in and to the Acquired Shares, with effect from the date hereof.  It is hereby confirmed by the Transferor that the Transferor has complied in all respects with the provisions of the Agreement with respect to the Transfer of the Acquired Shares.  The number of Shares currently held by the Transferor, and the number of Acquired Shares to be transferred and assigned pursuant to this Addendum Agreement, are as follows:

Number of Shares Held by the Transferor	Number of Acquired Shares

[ ]	[ ]

5.                                      The Transferee hereby agrees to accept the Acquired Shares and hereby agrees and consents to become a Party and hereby is admitted as a Party.

6.                                      Any notice, request or other communication required or permitted to be delivered to the Transferee pursuant to the Agreement shall be given to the Transferee at the address and/or facsimile number listed beneath the Transferee’s signature below.

7.                                      This Addendum Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Exhibit C-3

[Remainder of Page Intentionally Left Blank.]

Exhibit C-4

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

THE COMPANY:	EP ENERGY CORPORATION

By:
Name:
Title:

TRANSFEROR:	[INSERT NAME]

By:
Name:
Title:

TRANSFEREE:	[INSERT NAME]

By:
Name:
Title:

[INSERT TRANSFEREE’S ADDRESS]